      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996

                                                  REGISTRATION NO. 333-05003
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933>
                               -----------------

                              HILLS STORES COMPANY
                         HILLS DEPARTMENT STORE COMPANY
                            CANTON ADVERTISING, INC.
                             CORPORATE VISION, INC.
                           C.R.H. INTERNATIONAL, INC.
                               HDS TRANSPORT, INC.
                           HILLS DISTRIBUTING COMPANY
           (Exact Names of Registrants as Specified in Their Charters)
                                -----------------

           DELAWARE                           5311                      31-1153510
           DELAWARE                           5311                      04-3201920
        MASSACHUSETTS                         7311                      31-1110263
        MASSACHUSETTS                         5311                      04-3033031
             OHIO                             5311                      31-0843874
             OHIO                             4730                      31-0799137
           DELAWARE                           5311                      04-3078935
(States or Other Jurisdictions of  (Primary Standard Industrial     (I.R.S. Employer
  Incorporation or Organization)   Classification Code Numbers)  Identification Numbers)

                                   15 DAN ROAD
                           CANTON, MASSACHUSETTS 02021
                                 (617) 821-1000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrants' Principal Executive Offices)
                                -----------------
                              WILLIAM K. FRIEND, ESQ.
                 VICE PRESIDENT-SECRETARY AND CORPORATE COUNSEL
                               HILLS STORES COMPANY
                                   15 DAN ROAD
                           CANTON, MASSACHUSETTS  02021
                                 (617) 821-1000
               Name, Address, Including Zip Code, and Telephone
             (Number, Including Area Code, of Agent for Service)
                                -----------------

                                   COPY TO:
                             BARRY B. WHITE, ESQ.
                           FOLEY, HOAG & ELIOT LLP
                            ONE POST OFFICE SQUARE
                         BOSTON, MASSACHUSETTS  02109
                                (617) 832-1000
                              -----------------


     Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A> MAY DETERMINE.

================================================================================

                              HILLS STORES COMPANY
                         HILLS DEPARTMENT STORE COMPANY
                            CANTON ADVERTISING, INC.
                             CORPORATE VISION, INC.
                           C.R.H. INTERNATIONAL, INC.
                               HDS TRANSPORT, INC.
                           HILLS DISTRIBUTING COMPANY
         Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K

FORM S-4
ITEM NO.                                                    LOCATION IN PROSPECTUS
- --------                                                    ----------------------
   1.      Forepart of Registration Statement and           Outside Front Cover Page
           Outside Front Cover Page of Prospectus

   2.      Inside Front and Outside Back Cover              Available Information; Information Incorporated by
           Pages of Prospectus                              Reference; Outside Back Cover Page

   3.      Risk Factors, Ratio of Earnings to               Prospectus Summary; Risk Factors; The Company;
           Fixed Charges and Other Information              Selected Consolidated Financial and Operating Data

   4.      Terms of the Transaction                         Outside Front Cover Page; Prospectus Summary; The
                                                            Exchange Offer; Description of Series B Notes;
                                                            Certain Federal Income Tax Considerations

   5.      Pro Forma Financial Information                  [Not Applicable]

   6.      Material Contacts with the Company               [Not Applicable]
           Being Acquired

   7.      Additional Information Required for              [Not Applicable]
           Reoffering by Persons and Parties
           Deemed to be Underwriters

   8.      Interests of Named Experts and Counsel           Legal Matters; Experts

   9.      Disclosure of Commission Position on             [Not Applicable]
           Indemnification for Securities Act
           Liabilities

  10.      Information with Respect to S-3                  Prospectus Summary; Risk Factors; The Company;
           Registrants                                      Selected Consolidated Financial and Operating Data

  11.      Incorporation of Certain Information by          Information Incorporated by Reference
           Reference

  12.      Information with Respect to S-2 or S-3           [Not Applicable]
           Registrants

  13.      Incorporation of Certain Information by          [Not Applicable]
           Reference

  14.      Information with Respect to Registrants          [Not Applicable]
           Other than S-3 or S-2 Registrants

                                       (i)

FORM S-4
ITEM NO.                                                    LOCATION IN PROSPECTUS
- --------                                                    ----------------------
  15.      Information with Respect to S-3                  [Not Applicable]
           Companies

  16.      Information with Respect to S-2 or S-3           [Not Applicable]
           Companies

  17.      Information with Respect to Companies            [Not Applicable]
           Other than S-2 or S-3 Companies

  18.      Information if Proxies, Consents or              [Not Applicable]
           Authorizations are to be Solicited

  19.      Information if Proxies, Consents or              [Not Applicable]
           Authorizations are not to be Solicited
           or in an Exchange Offer

                                      (ii)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE ISSUED NOR MAY OFFERS TO EXCHANGE BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO ISSUE OR THE SOLICITATION OF AN OFFER TO EXCHANGE NOR SHALL THERE BE ANY ISSUANCE OR EXCHANGE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 13, 1996.


PROSPECTUS

                              HILLS STORES COMPANY

                                OFFER TO EXCHANGE
                     12 1/2% SENIOR NOTES DUE 2003, SERIES B
                                       FOR
                          12 1/2% SENIOR NOTES DUE 2003


     Hills Stores Company (the "Company" and, together with its wholly-owned subsidiaries Hills Department Store Company, Canton Advertising, Inc., Corporate Vision, Inc., C.R.H. International, Inc., HDS Transport, Inc., and Hills Distributing Company, "Hills") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 12 1/2% Senior Notes due 2003, Series B ("Series B Notes"), for each $1,000 principal amount of its outstanding 12 1/2% Senior Notes due 2003 ("Series A Notes"), of which $195,000,000 in aggregate principal amount are outstanding as of the date hereof. See "The Exchange Offer."


     The Exchange Offer has been registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Series B Notes (including the terms of the guarantees thereof by each of the subsidiaries of the Company) will be identical to those of the Series A Notes, except that the Series B Notes will not bear transfer restrictive legends. The Series A Notes were sold to certain qualified institutional buyers on April 19, 1996 in transactions not registered under the Securities Act in reliance upon Rule 144A under the Securities Act. SERIES A NOTES THAT ARE NOT TENDERED OR ARE TENDERED BUT NOT ACCEPTED WILL, FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, REMAIN RESTRICTED SECURITIES AND MAY NOT BE REOFFERED, RESOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

     Series B Notes will evidence the same debt as the Series A Notes that they replace and will be issued under, and will be entitled to the benefits of, the indenture dated as of April 19, 1996 governing the Series A Notes and the Series B Notes (the "Indenture"). Series B Notes will bear interest from July 1, 1996 (the most recent date as of which interest will not have been paid on the Series A Notes as of the date of issuance of the Series B Notes), and holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes on or after July 1, 1996. See "Description of Series B Notes."

     THE EXCHANGE OFFER WILL EXPIRE AT 5 P.M., NEW YORK CITY TIME, ON         ,
1996 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (as extended, the "Expiration Time"). Subject to the conditions described herein and in the Letter of Transmittal, the Company will accept for exchange any and all validly tendered Series A Notes not withdrawn prior to the Expiration Time. Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Time. Series A Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of one year from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN SERIES B NOTES, SEE "RISK FACTORS" ON PAGE 10.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is         , 1996

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Reports and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes part of a Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors (as defined hereinafter) with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company, the Guarantors and the Series B Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

     The Company is required under the Indenture to furnish certain documents and information to holders of Series B Notes. See "Description of Series B Notes--Certain Covenants--Reports."


                      INFORMATION INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996 (the "Form 10-K"); (2) the Company's Current Report on Form 8-K dated April 5, 1996; (3) the Company's definitive Proxy Statement dated May 10, 1996; and (4) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1996 (the "Form 10-Q"). All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.



     The financial statements contained in the foregoing reports and documents do not contain separate financial statements of the Guarantors because (1) the Guarantors constitute all of the Company's direct and indirect subsidiaries,
(2) they have fully and unconditionally guaranteed the Series B Notes on a joint and several basis, (3) their aggregate assets, liabilities, earnings and equity are substantiontially equivalent to those of the Company on a consolidated basis, and (4) separate financial statements are not deemed to be material to investors.


     ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (OTHER THAN EXHIBITS EXPRESSLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE MADE IN WRITING TO WILLIAM K. FRIEND, VICE PRESIDENT-SECRETARY AND CORPORATE COUNSEL, HILLS STORES COMPANY, 15 DAN ROAD, CANTON, MASSACHUSETTS 02021, OR BY TELEPHONE TO MR. FRIEND AT TELEPHONE NUMBER
(617) 821-1000.

                              -------------------

     The Series B Notes will be available initially only in book-entry form. The Company expects that all Series B Notes issued pursuant to this Exchange Offer will be issued in the form of a fully registered global note (the "Global Note") that will be deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of the Depositary or in the name of Cede & Co., as nominee of the Depositary. Beneficial interests in the Global Note representing the Series B Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Series B Notes in certificated form will be issued in exchange for the Global Note only as set forth in the Indenture. See "Description of Series B Notes--Book Entry, Delivery and Form."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) found elsewhere in this Prospectus and documents incorporated by reference herein.

                                   THE COMPANY

     Hills is a leading regional discount retailer offering a broad range of brand name and other first-quality general merchandise. Hills emphasizes product lines designed to appeal to its predominantly female customer base, such as apparel, footwear, domestics and home furnishings, jewelry, housewares, toys and other family-oriented items. Management's business strategy stresses everyday low prices, depth and breadth of products in selected merchandise categories, remodeled facilities and strict operating controls. Hills operates 164 stores in 12 Mid-Western and Mid-Atlantic states.

     The Company's predecessor and five of the predecessor's subsidiaries (including the Company, which was then the principal operating company) filed for protection under Chapter 11 of the United States Bankruptcy Code in February 1991. The bankruptcy reorganization was completed in October 1993. Pursuant to the bankruptcy plan of reorganization, the predecessor company was dissolved and the assets of the Company were transferred to Hills Department Store Company ("HDSC"), a newly formed subsidiary of the Company. The Company became a holding company at that time, and its operations are currently conducted solely through HDSC.

     On July 5, 1995, following a proxy contest in connection with the annual meeting of stockholders of the Company held on June 23, 1995, seven nominees of Dickstein Partners Inc. ("Dickstein Partners") became directors of the Company, replacing the former Board of Directors. The executive officers of the Company resigned following the election of the new Board. As a result of the change in control effected by the election of the new Board, the Company became obligated to offer to redeem (the "Redemption Offer") all of its outstanding 10.25% Senior Notes due 2003 (the "1993 Notes") at a redemption price equal to 101% of the principal amount thereof. The Company subsequently obtained the consent of the holders of the 1993 Notes to defer its obligation to initiate the Redemption Offer for the 1993 Notes until April 1996.

     In April 1996, the Company offered and sold the Series A Notes in order to finance the redemption of 1993 Notes tendered pursuant to the Redemption Offer. The Company made the Redemption Offer in April and May 1996, and in connection therewith redeemed $154,984,000 in aggregate principal amount of the 1993 Notes for an aggregate redemption price of $158,801,086 consisting of principal, premium and accrued interest. In May 1996, the Company announced that, in accordance with the terms of the indenture governing the 1993 Notes (the "1993
Note Indenture"), it would (i) effect a mandatory redemption on July 1, 1996, at a redemption price equal to 104% of principal amount plus accrued interest, of all outstanding 1993 Notes not tendered pursuant to the Redemption Offer and
(ii) deposit in trust with Fleet National Bank, as trustee under the 1993 Note Indenture, funds sufficient to redeem upon issuance, at a redemption price equal to 104% of principal amount plus accrued interest, approximately $2.5 million of 1993 Notes remaining subject to issuance under the Company's plan of reorganization relating to its emergence from bankruptcy. Upon the completion of these and certain related actions, the 1993 Note Indenture shall cease to be of further effect (except as to rights of registration of transfer or exchange of 1993 Notes expressly provided for and rights to receive payments of principal thereof and premium and interest thereon). See "Description of Other Indebtedness--1993 Notes."

     The Series B Notes are being offered hereby in order to satisfy obligations of the Company under the registration rights agreement dated as of April 19, 1996 entered into in connection with the issuance and sale of the Series A Notes (the "Registration Rights Agreement").

                               THE EXCHANGE OFFER

Exchange Offer  . . . . . . . . . .   The Company is offering to exchange $1,000 principal amount of Series B Notes for each $1,000 principal amount of Series A Notes that are properly tendered and accepted.  The Company will issue Series B Notes on the earliest practicable date following the Expiration Time.  As of the date of this Prospectus, an aggregate of $195,000,000 in principal amount of Series A
                                      Notes are outstanding.  See "The Exchange Offer."

                                      The terms of the Series B Notes (including the terms of the guarantees thereof by each of the
                                      Guarantors) will be identical to those of the Series A Notes, except that the Exchange Offer has been registered under the Securities Act and therefore Series B Notes will not bear transfer restrictive legends.

                                      Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchased Series A Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) that exchanges Series A Notes for
                                      Series B Notes in the ordinary course of business and that is not engaged in, does not intend to engage in, and had no arrangement or understanding with any person to engage in a distribution of Series B Notes, will be allowed to resell Series B Notes to the public without compliance with the registration and prospectus delivery provisions of the Securities Act.
                                      Holders of Series A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.  Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes that were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B Notes.

Expiration Time . . . . . . . . . .   The Exchange Offer will expire at 5 P.M., New York City time, on         , 1996, unless the
                                      Exchange Offer is extended by the Company in its sole discretion, in which case the term
                                      "Expiration Time" shall mean the latest date and time to which the Exchange Offer is extended.

Accrued Interest on Series B Notes
  and Series A Notes  . . . . . . .   Series B Notes will bear interest from July 1, 1996, the most recent date as of which interest will not have been paid on the Series A Notes as of the Expiration Time.  Holders whose
                                      Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes on or after July 1, 1996.

Procedures for Tendering
  Series A Notes  . . . . . . . . .   Each holder of Series A Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Series A Notes and any other required documentation to
                                      Fleet National Bank, as exchange agent (the "Exchange Agent"), at the address set forth herein.  By executing the Letter of Transmittal, a holder of Series A Notes will represent and agree that, among other things, (i) Series B Notes to be

                                    acquired by the holder in the Exchange Offer are being acquired in the ordinary course of business of the holder, (ii) the holder is not an "affiliate," as defined in Rule 405 under the
                                    Securities Act, of the Company, (iii) the holder has no arrangement or understanding with any person to engage in any distribution of Series B Notes and if the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Series B Notes,
                                    (iv) any person who is a broker or dealer registered under the Exchange Act or is participating in the Exchange Offer for purposes of distributing Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes, and (v) any secondary resale transaction described in clause (iv) above and any resale of Series B Notes obtained by such holder in exchange for Series A Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission.  If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A
                                    Notes that were acquired as a result of market-making or other trading activities, the holder will be required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series B Notes; by so acknowledging and by delivering a prospectus, however, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.  See "The Exchange Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Owners . . . . . . . .  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender the Series A Notes in the Exchange Offer should contact the registered holder of the Series A Notes promptly and instruct such registered holder to tender the Series A Notes on the beneficial owner's behalf.
                                     See "The Exchange Offer--Procedures for Tendering."  If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in its name or obtain a properly completed bond power from the registered holder.  A transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Time.

Guaranteed Delivery Procedures  . .  Holders of Series A Notes who wish to tender their Series A Notes and whose Series A Notes are not immediately available, who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Time, or who are unable to complete the procedure for book-entry transfer on a timely basis, must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Conditions to Exchange Offer  . . .  The Exchange Offer is subject to certain procedures and conditions that may be waived by the
                                     Company in its discretion.  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Series A Notes being tendered for exchange.

Acceptance of Series A Notes
  and Delivery of Series B Notes  .   Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Series A Notes properly tendered in the Exchange Offer prior to the Expiration Time.  The Series B Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Time.  See "The
                                      Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights . . . . . . . . .   Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Time.  See "The
                                      Exchange Offer--Withdrawal of Tenders."

Certain Federal Income
  Tax Considerations  . . . . . . .   For a discussion of certain federal income tax considerations relating to exchanges of
                                      Series B Notes for Series A Notes, see "Certain Federal Income Tax Considerations."

Exchange Agent  . . . . . . . . . .   Fleet National Bank is serving as the Exchange Agent in connection with the Exchange Offer.

               CONSEQUENCES OF FAILURE TO EXCHANGE SERIES A NOTES

     The Series B Notes will be issued in exchange for Series A Notes only after timely receipt by the Exchange Agent of the Series A Notes, together with a properly completed and duly executed Letter of Transmittal and all other required documents. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes for exchange. Series A Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, remain restricted securities. Accordingly, such Series A Notes could be resold only (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company, or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. See "The Exchange Offer--Consequences of Failure to Exchange Series A Notes."


             REQUIREMENTS FOR AFFILIATES AND CERTAIN BROKER-DEALERS

     Any holder of Series A Notes who is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker or dealer within the meaning of Rule 144A under the Securities Act or (iii) participating in the Exchange Offer for the purposes of distributing the Series B Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such holder pursuant to the Exchange Offer. Secondary resale transactions of the Series B Notes acquired by such holders and resales of Series B Notes obtained by such holders in exchange for Series A Notes acquired by such holders directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K. See "The
Exchange Offer--Resale of Series B Notes."

                               THE SERIES B NOTES

     The Exchange Offer applies to $195,000,000 aggregate principal amount of the Series A Notes. The terms of the Series B Notes (including the terms of the guarantees thereof by each of the Guarantors) will be identical to the terms of the Series A Notes, except that the Series B Notes will not bear legends restricting their transfer pursuant to the Securities Act. Series B Notes will evidence the same debt as the Series A Notes that they replace and will be issued under, and will be entitled to the benefits of, the Indenture. See "Description of Series B Notes."


Maturity  . . . . . . . . . . . . .   July 1, 2003.

Interest  . . . . . . . . . . . . .   Series B Notes will bear interest at the rate of 12 1/2% per annum, payable semiannually on
                                      January 1 and July 1, commencing January 1, 1997.  See "The Exchange Offer--Interest on
                                      Series B Notes."

Sinking Fund Provisions . . . . . .   None.

Optional Redemption . . . . . . . .   Series B Notes will not be redeemable at the option of the Company, in whole or in part, at any time.

Change of Control . . . . . . . . .   In the event of a Change of Control (as defined hereinafter), holders of Series B Notes will have the right to require the Company to redeem the Series B Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated
                                      Damages (as defined hereinafter), if any, to the redemption date.

Series B Guarantees . . . . . . . .   Pursuant to the Series B Guarantees (as defined hereinafter), the Series B Notes will be guaranteed by the Guarantors, which will include each existing and future Subsidiary (as defined hereinafter) of the Company.  As of the date of issuance of the Series B Notes, the
                                      Guarantors will consist of HDSC, Canton Advertising, Inc., Corporate Vision, Inc., C.R.H.
                                      International, Inc., HDS Transport, Inc. and Hills Distributing Company.  The Series B
                                      Guarantees will rank pari passu in right of payment with all existing and future senior
                                      Indebtedness (as defined hereinafter) of the Guarantors (including obligations under the
                                      Series A Guarantees, as defined hereinafter), except that the Series B Guarantees will be contractually subordinated to all of the Guarantors' current and future obligations under the
                                      Revolving Credit Facility (as defined hereinafter) and any successor credit facility.

Ranking . . . . . . . . . . . . . .   Series B Notes will be general obligations of the Company and will be unsecured.  Series B
                                      Notes will rank pari passu in right of payment with all existing and future senior
                                      Indebtedness of the Company and senior in right of payment to all future subordinated
                                      Indebtedness of the Company.  The Company conducts all of its operations through HDSC and the
                                      Company's other subsidiaries and has no material assets of any kind other than the stock of
                                      HDSC.  As a result of the Company's status as a holding company and the contractual subordination provisions of the Series B Guarantees, the Series B Notes will be subordinated to all obligations of the Company and the Guarantors under the Revolving Credit Facility and any successor credit facility.  At May 31, 1996, an aggregate of $35.0 million in direct borrowings was outstanding under the Revolving Credit Facility, all of which was secured by all of the stock and assets of the Guarantors and guaranteed by the Company.  The Indenture permits the Guarantors to borrow additional Indebtedness pursuant to the Revolving Credit
                                      Facility and any successor facility.

Covenants . . . . . . . . . . . . .   The Indenture contains certain covenants that, among other things, limit the ability of the
                                      Company and the Guarantors to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests (as defined hereinafter) or subordinated Indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or the Guarantors, issue or sell Equity Interests of the Guarantors, or enter into certain mergers and consolidations.  In addition, under certain circumstances the Company will be required to offer to redeem Series B Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the proceeds of certain Asset Sales (as defined hereinafter).  See "Description of Series B
                                      Notes--Redemption at Option of Holders--Asset Sales."

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following summary data should be read in conjunction with the information set forth in "Selected Consolidated Financial and Operating Data" below, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q and the consolidated financial statements (including the notes thereto) included in the Form 10-K and the Form 10-Q.

                                                       Successor Company(1)
                                            --------------------------------------------------------------
                                              Quarter Ended
                                            ------------------  Fifty-Three      Fifty-Two      Seventeen
                                            May 4,   April 29,  Weeks Ended     Weeks Ended    Weeks Ended
                                             1996       1995    Feb. 3, 1996   Jan. 28, 1995  Jan. 29, 1994
                                            ------   ---------  -----------   -------------  -------------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales ..............................   $370,248   $362,862  $1,900,104     $ 1,872,021    $   772,685  |
Cost of sales ..........................    270,985    261,552   1,384,421       1,340,221        549,651  |
Operating earnings (loss)...............    (16,674)     1,476      32,266         106,963         75,354  |
Interest expense .......................     13,665     10,971      49,497          38,712         13,141  |
Net earnings (loss)(2) .................    (14,738)    (4,337)    (16,666)         40,431         36,235  |
Ratio of earnings to fixed charges(3) ..         --         --          --           2.33x          4.16x  |

OPERATING AND OTHER FINANCIAL DATA:
Gross margin ...........................       26.8 %     27.9 %      27.1 %          28.4%          28.9% |
Comparable store sales growth(4) .......       (1.7)%     (3.9)%      (3.9)%           5.1%           N/A  |
Number of stores open at end of period .        164        156         164             154            151  |
Number of stores remodeled in period ...          4         10          33              38             --  |
Capital expenditures(5) ................      6,573     16,316   $  56,714       $  38,458    $     3,070  |
EBITDA(6) ..............................      5,385     10,662     119,344         138,133         86,682  |
Pro forma cash interest expense(7) .....     12,516                 52,354
Pro forma ratio of EBITDA
  to cash interest expense(7) ..........        .43x                  2.28x


            Predecessor Company(1)
- -------------------------------------------
  Thirty-Five     Fifty-Two      Fifty-Two
  Weeks Ended    Weeks Ended    Weeks Ended
  Oct. 2, 1993  Jan. 30, 1993   Feb. 1, 1992
  ------------  -------------   ------------
  $   992,848    $ 1,750,266    $ 1,679,866
      710,299      1,249,812      1,214,090
       14,805         78,549         53,192
       13,648         22,016         25,551
      250,154         49,696         22,512
           --          2.17x          1.46x
         28.5%          28.6%         27.7 %
          N/A            4.2%         (1.8)%
          151            154            154
           32             40              6
  $    27,162    $    40,066    $    11,487
       42,803        117,578         89,485






                                                        At May 4, 1996
                                                   -----------------------------
                                                    Actual          Pro Forma(8)
                                                   --------         ------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital                                  $  174,421          $174,116
Total assets                                      1,079,808           919,573
Total debt, including current portion               540,774           386,049
Preferred stock                                      21,498            21,498
Total common shareholders' equity                   243,172           241,174


                                            (footnotes appear on following page)

- -----------

(1) The Company adopted fresh-start accounting upon its emergence from bankruptcy proceedings in October 1993. Financial statements for periods prior to the Company's adoption of fresh-start accounting are designated as those of the Predecessor Company. Under fresh-start accounting, a new reporting entity is created and the recorded amounts of assets and liabilities are adjusted to reflect estimated fair market values. As a result, the financial statements of the Successor Company have been prepared on a basis that is not comparable with the financial statements of the Predecessor Company. See Notes 1 and 2 to the consolidated financial statements included in the Form 10-K.

(2) Net earnings for the thirty-five weeks ended October 2, 1993 include the effect of an extraordinary gain of $258.2 million resulting from the discharge of prepetition debt in bankruptcy proceedings.


(3) Calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of financing costs, the pre-tax equivalent of preferred stock dividend requirements and that portion of rental expense deemed to be representative of the interest component of rental expense. The deficit of earnings to fixed charges was $29.9 million for the quarter ended May 4, 1996, $8.0 million for the quarter ended April 29, 1995, $13.5 million for fiscal 1995 and $0.5 million for the thirty-five weeks ended October 2, 1993. On a pro forma basis after giving effect to the issuance of the Series A Notes and the application of the net proceeds thereof (see "Use of Proceeds"), earnings were insufficient to cover fixed charges by $30.7 million for the quarter ended May 4, 1996 and $16.3 million for fiscal 1995.


(4) Comparable store sales growth for fiscal 1993 was 1.8%. Net sales for stores which reported sales for every month in fiscal 1995 and fiscal 1994, excluding net sales from such stores in the fifty-third week of fiscal 1995, totalled $1.78 billion in fiscal 1995 and $1.85 billion in fiscal 1994.

(5) Capital expenditures during fiscal 1995 consisted principally of costs associated with the opening of ten new stores and the remodeling of 33 stores.


(6) Represents net earnings before interest, taxes, depreciation, amortization, change in control costs, impairment of long-lived assets, extraordinary gains, reorganization items and, with respect to fiscal 1994, certain other income items totalling $9.7 million ("EBITDA"). During the quarter ended May 4, 1996, the Company recorded a charge for the impairment of long-lived assets totalling $11.7 million. During fiscal 1995, the Company recognized change in control costs totalling $45.5 million. While EBITDA should not be construed as a substitute for operating income or as a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the consolidated statements of cash flows (including the notes relating thereto) in the Form 10-K and the Form 10-Q. EBITDA is included herein because the Company believes that certain investors find it to be a useful tool for measuring the ability to service debt.



(7) Gives effect to the issuance of the Series A Notes and the application of the net proceeds thereof as if they had occurred on January 29, 1995. See "Use of Proceeds." Excludes approximately $1.9 million and $6.0 million of non-cash deferred financing costs for the quarter ended May 4, 1996 and the fifty-three weeks ended February 3, 1996, respectively, associated with such issuance and application, the establishment of the Revolving Credit Facility and a sale/leaseback financing.

(8) Gives effect to the issuance of the Series A Notes and the application of the net proceeds thereof as if they had occurred on May 4, 1996. See "Capitalization" for long-term debt and common shareholders' equity pro forma adjustments. See also "Use of Proceeds."

                                  RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from the results contemplated in the forward-looking statements as a result of a number of factors, including the risk factors set forth below. In addition to the other information in this Prospectus, the following risk factors should be considered in evaluating the Company in connection with the offering made hereby.

HIGH LEVERAGE; ABILITY TO SERVICE OUTSTANDING INDEBTEDNESS


        The Company is highly leveraged. At May 4, 1996, on a pro forma basis after giving effect to the issuance of Series A Notes, the application of the net proceeds thereof, and the exchange of all outstanding Series A Notes for Series B Notes, the Company's total debt (including current maturities) would have been $386.0 million, its preferred stock would have been $21.5 million and its total common shareholders' equity would have been $241.2 million, resulting in a total capitalization of $648.7 million and total debt as a percentage of total capitalization of 59.5%. The Company's operating results have been and will continue to be affected by significant fixed charges related to its indebtedness. The Company's fixed charges in the quarter ended May 4, 1996 and fiscal 1995, respectively, on a pro forma basis after giving effect to the issuance of the Series A Notes and the application of the net proceeds thereof, would have exceeded its earnings in that quarter by $30.7 million and in that year by $16.3 million (including the $11.7 million impairment of long-lived assets charge in the quarter and the effect of $45.5 million of change in control costs for the year).


     The Revolving Credit Facility contains significant financial and operating covenants, including, among other things, requirements that the Company maintain certain financial ratios and restrictions on the ability of the Company to incur indebtedness, to make capital expenditures, to create or permit liens, to pay dividends or to take certain other corporate actions. The Indenture contains certain covenants including, among other things, limitations on indebtedness, dividends, liens and transactions with stockholders and affiliates of the Company. A breach of one or more of certain covenants under the Revolving Credit Facility or the Indenture could result in acceleration of the Company's payment obligations thereunder. See "Capitalization," "Selected Consolidated Financial and Operating Data," "Description of Other Indebtedness--Revolving Credit Facility" and "Description of Series B Notes."


     The Company's ability to make scheduled payments of principal of, or to pay interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Series B Notes) will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. The Company believes that amounts available under the Revolving Credit Facility, together with cash from operations, will enable the Company to fund its current liquidity and capital expenditure requirements, including scheduled payments of interest on the Series B Notes and other indebtedness of the Company. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available under the Revolving Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Series B Notes, or make anticipated capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition, Liquidity and Capital Resources" in the Form 10-K and the Form 10-Q. The Company may need to refinance all or a portion of the principal of the Series B Notes on or prior to maturity or in the event of a Change of Control, and there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all.


     Any or all of the restrictions, limitations or contingencies under the Revolving Credit Facility and the Indenture, as well as the Company's leverage, could adversely affect the Company's ability to obtain additional financing in the future, to make capital expenditures, to effect store expansions, to make acquisitions, to take advantage of business opportunities that may arise, and to withstand adverse general economic and retailing industry conditions and increased competitive pressures. Retail suppliers and their factors monitor carefully the financial performance of retail companies such as the Company, and may reduce credit availability quickly upon learning of actual or perceived deterioration in the financial condition or results of operations of a retail company.

HOLDING COMPANY STRUCTURE; LIMITATIONS ON ACCESS TO CASH FLOW; SUBORDINATION OF SERIES B GUARANTEES

     The Company is a holding company that conducts its operations solely through HDSC and the Company's other subsidiaries, and has no material assets of any kind other than the stock of HDSC. Consequently, the Company will depend on dividends or distributions from HDSC for the funds necessary to, among other things, pay principal of, and interest and Liquidated Damages (if any) on, the Series B Notes. HDSC is a direct borrower under the Revolving Credit Facility, and the Company is a guarantor thereunder. The Revolving Credit Facility prohibits the payment of cash dividends from HDSC to the Company, except to the extent necessary for the Company to make interest payments on the Series A Notes and the Series B Notes and certain other limited payments. In the event of a default under the Revolving Credit Facility, HDSC would be prohibited from paying such dividends without the consent of its creditors under the Revolving Credit Facility. In addition, the ability of HDSC to pay dividends to the Company is subject to applicable provisions of the Delaware General Corporation Law. No assurance can be given that HDSC will have sufficient funds to pay principal of, and interest and Liquidated Damages (if any) on, the Series B Notes or that, if such funds are available, HDSC will be permitted to make such payments under the terms of the Revolving Credit Facility or applicable law.


     The Series B Guarantees will rank pari passu in right of payment with all existing and future senior Indebtedness of the Guarantors (including obligations of the Guarantors under the Series A Guarantees), except that the Series B Guarantees, like the Series A Guarantees, will be contractually subordinated to the prior payment in full of the principal of and interest on indebtedness out-standing under the Revolving Credit Facility and any successor credit facility. In the event of a bankruptcy, liquidation or reorganization of any Guarantor, the assets of such Guarantor will be available to pay obligations on the Series B Notes only after all indebtedness under the Revolving Credit Facility (and any successor credit facility) has been paid in full. No assurance can be given that, in such an event, sufficient assets will be available to pay amounts due on any or all of the Series B Notes. At May 31, 1996, an aggregate of $35.0 million in direct borrowings was outstanding under the Revolving Credit Facility.


     See "--Fraudulent Conveyance; Possible Invalidity of Series B Guarantees" and "Description of Series B Notes."

RECENT OPERATING RESULTS

     Although Hills' net sales increased by 1.5% to $1.90 billion for the fifty-three weeks ended February 3, 1996 from $1.87 billion for the fifty-two weeks ended January 28, 1995, same store net sales, excluding the fifty-third week of fiscal 1995, declined by 3.9% to $1.78 billion from $1.85 billion. Operating earnings decreased by 70.5% for the same periods, to $31.2 million in fiscal 1995 from $105.8 million in fiscal 1994. After eliminating the effects of change in control payments in fiscal 1995 and a one-time pension gain of $4.5 million in fiscal 1994, operating earnings decreased by 24.3% for these periods, to $76.7 million in fiscal 1995 from $101.3 million in fiscal 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.




     For the first quarter of fiscal 1996, which ended on May 4, the Company reported a net loss of $14.7 million, compared with a net loss of $4.3 million in the first quarter of fiscal 1995. Net sales for the thirteen-week period ended May 4, 1996 increased by 2.0% to $370.2 million from $362.9 million for the comparable period in fiscal 1995 and same store net sales decreased by 1.7% for the quarter. The loss in the first quarter of fiscal 1996 included a pre-tax, non-cash charge of $11.7 million ($6.8 million after tax) for the impairment of long-lived assets. The Company's charge for impairment of long-lived assets resulted from the required adoption of the new Statement of Financial Accounting Standards No. 121: "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This non-cash charge reduced the current tangible and intangible book value of certain under-performing stores to an estimate of those assets' fair market value pursuant to the provisions of the Standard.






     Hills' merchandising strategy emphasizes higher margin products located in "headquarters" departments. These products consist of softlines and selected hardlines. Softlines generally provide higher margins than hardlines. The percentage of Hills' net sales represented by softlines decreased to 48.4% in fiscal 1995 from 50.6% in fiscal 1994 and decreased to 48.6% in the first quarter of fiscal 1996 from 49.9% in the comparable period of fiscal 1995. Hills expects that this percentage may decline further in the last three quarters of fiscal 1996. As a result, Hills' margins have decreased and may continue to decrease in the foreseeable future. Hills has experienced further pressure on its margins as a result of the consolidation of companies in the discount retailing industry, as well as competitive pricing pressures from market leaders. Any further decrease in Hills' margins could have a material adverse effect on Hills' financial condition and results of operations and could have a material adverse effect on the Company's ability to make scheduled interest payments on the Series B Notes and to repay the Series B Notes at maturity.


     Hills' quarterly and annual operating results have varied significantly in the past, and may vary significantly in the future. In recent months, Hills and other companies in the discount retailing industry have experienced significant volatility in sales levels. Hills' operating results have also varied historically due to a number of factors, including national and regional economic conditions, its ability to compete with national and regional discount department store chains and specialty retailers, and its ability to finance its operations on terms favorable to Hills. Any unfavorable changes in these or other factors could have a material adverse effect on Hills' financial condition and results of operations and could have a material adverse effect on the Company's ability to make scheduled interest payments on the Series B Notes and to repay the Series B Notes at maturity.

COMPETITION

     The discount general merchandise retail business is highly competitive. Hills considers price, merchandise presentation, product selection, merchandise quality and store location to be the most significant competitive factors. There can be no assurance that Hills will be able to compete successfully with respect to any of such factors. Hills' principal competitors are national and regional discount department store chains such as Wal-Mart Stores, Inc., Kmart Corp. and Target Stores (a subsidiary of Dayton Hudson Corp.), as well as specialty retailers of apparel and toys, such as Toys "R" Us, Inc. Hills currently competes against Wal-Mart in approximately two-thirds of its markets, and expects this percentage to increase as a result of continuing expansion by Wal-Mart. Certain of Hills' competitors, including Wal-Mart, Kmart and Target, have greater financial and other resources than Hills and may be able to initiate and withstand significant price decreases more effectively than Hills. The discount general merchandise industry has been the subject of significant consolidation during the past several years, and it is likely that this trend will continue for the foreseeable future as a result of the overall weakness in the retail market, continuing competitive pricing pressures from market leaders, and national and regional economic conditions. Hills is not presently able to predict the effect any further industry consolidation will have upon its competitive position, and there can be no assurance that future acquisitions or mergers in the industry will not have a material adverse effect upon Hills' financial condition and results of operations.

CONTROL OF THE COMPANY

     Since July 5, 1995, the Board of Directors of the Company has consisted entirely of individuals who were nominated by Dickstein Partners or who were nominated by the Board at a time when it was comprised entirely of individuals nominated by Dickstein Partners. There can be no assurance that these circumstances will not have an adverse effect on Hills or on the market price of the Series B Notes. At March 29, 1996, affiliates of Dickstein Partners beneficially owned approximately 10.9% of the Company's outstanding voting stock. On May 28, 1996, the Company filed a registration statement with the Commission to permit the resale from time to time of substantially all of the shares of the Company's common stock owned by affiliates of Dickstein Partners. No assurance can be given, however, that a sufficient number of such shares will be sold such that the ownership of common stock by affiliates of Dickstein Partners will not have an adverse effect on Hills or on the market price of the Series B Notes. As described under "Legal Proceedings" in the Form 10-K, the Company and HDSC are parties to certain litigation arising out of the change in control effected by the election of the new Board in July 1995.

RECENT MANAGEMENT CHANGES


     Following the election of the new Board of Directors of the Company in July 1995, the Company's President and Chief Executive Officer, its Executive Vice President-Chief Financial Officer, its Executive Vice President-Store Operations and its Executive Vice President-Human Resources resigned. On July 6, 1995, the Company's former Executive Vice President-General Merchandise Manager was hired as the Company's President and acting Chief Executive Officer. On February 7, 1996, he resigned and Gregory K. Raven was appointed as the Company's new President and Chief Executive Officer. On February 12, 1996, the Treasurer of the Company resigned. On April 23, 1996, C. Scott Litten was appointed as the Company's new Chief Financial Officer. As of June 13, 1996, the Company had not appointed an Executive Vice President-Store Operations or a Treasurer. These management changes may have an ongoing disruptive effect on the business and operations of the Company. The further loss of the services of any of the Company's executive officers or other key personnel could have a material adverse effect on the Company's financial condition and results of operations. The Company's ability to manage its business will require it to attract, motivate and retain additional skilled managerial and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, motivating and retaining the personnel required to maintain and improve its business and results of operations.

GEOGRAPHIC CONDITIONS; SEASONALITY

     Substantially all of Hills' stores are located in the Mid-Western and Mid-Atlantic regions of the United States. As a result, Hills' operations are affected by local and regional economic, weather and other conditions that are beyond Hills' control. Adverse developments in those conditions could have a material adverse effect on Hills' financial condition and results of operations.

     Hills' business is highly seasonal due to increased consumer buying for back-to-school needs and Christmas. The second half of each year provides the major portion of Hills' sales and operating earnings, both of which are particularly concentrated in the Christmas selling season. As a result, Hills' working capital requirements and cash flow vary substantially throughout the year. Any substantial decrease in sales or profitability for the second half of the fiscal year would have a material adverse effect on Hills' financial condition and results of operations and could have a material adverse effect on the Company's ability to make scheduled interest payments on the Series B Notes and to repay the Series B Notes at maturity.

FUTURE CHANGE OF CONTROL

     The Indenture provides that, upon the occurrence of any Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to redeem all of the Series A Notes and the Series B Notes (collectively, the "Senior Notes") issued and then outstanding under the Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date. Any Change of Control under the Indenture would constitute a default under the Revolving Credit Facility. Therefore, upon the occurrence of a Change of Control, the lenders under the Revolving Credit Facility would have the right to accelerate their loans and holders of the Senior Notes would have the right to require the Company to purchase their Senior Notes. Upon such event, such lenders would be entitled to receive payment of all outstanding obligations under the Revolving Credit Facility before the Company may purchase any of the Senior Notes tendered pursuant to a Change of Control Offer. See "Description of Other Indebtedness--Revolving Credit Facility" and "Description of Series B Notes." If a Change of Control were to occur, it is unlikely that the Company would be able to repay all of its obligations under the Revolving Credit Facility and the Indenture unless it could obtain alternate financing. There can be no assurance that the Company would be able to obtain any such financing on commercially reasonable terms or at all, and consequently no assurance can be given that the Company would be able to purchase any of the Senior Notes tendered pursuant to a Change of Control Offer.

FRAUDULENT CONVEYANCE; POSSIBLE INVALIDITY OF SERIES B GUARANTEES


     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if the Company, at the time it issues the Series B Notes (or the Series A Notes for which the Series B Notes have been exchanged), or any of the Guarantors, at the time it issues its Series B Guarantee (or its Series A guarantee), (i) incurs such indebtedness with the intent to hinder, delay or defraud creditors, or
(ii)(a) receives less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b)(1) is insolvent at the time of the incurrence, (2) is rendered insolvent by reason of such incurrence, (3) is engaged or is about to engage in a business or transaction for which the assets that will remain with the Company or such Guarantor constitute unreasonably small capital to carry on its business, or (4) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Series B Notes or such Series B Guarantee.



     Among other things, a legal challenge of a Series B Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Series B Notes or the Series
A Notes. To the extent any Series B Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series B Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Series B Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Series B Notes against the issuer of an invalid Series B Guarantee would be subject to the prior payment of all other liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series B Notes relating to any avoided Series B Guarantee.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company or any Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.


     Based upon financial and other information currently available to it, the Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, (i) the Series B Notes and the Series B Guarantees will be issued (and the Series A Notes and the Series A Guarantees were) without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, (ii) the Company and the Guarantors will receive reasonably equivalent value or fair consideration for incurring such indebtedness and (iii) the Company and the Guarantors, after the issuance of the Series B Notes and the Series B Guarantees (and after the issuance of the Series A Notes and the Series A Guarantees) will be (and were) solvent, will have (and had) sufficient capital for carrying on their respective businesses and will be (and were) able to pay their respective debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's view. See "--High Leverage; Ability to Service Outstanding Indebtedness," "Description of Other Indebtedness" and
"Description of Series B Notes."


LIMITED PUBLIC MARKET

     The Series B Notes constitute a new class of securities with no established trading market. While the Company intends to cause the Series B Notes to be listed on the New York Stock Exchange, no assurance can be given that an active public or other market will develop for the Series B Notes. If a trading market does not develop or is not maintained, holders of the Series B Notes may experience difficulty in reselling the Series B Notes or may be unable to sell them at all. If a market for the Series B Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Series B Notes, future trading prices of such Series B Notes will depend on many factors, including, among other things, prevailing interest rates, Hills' financial condition and results of operations, and the market for similar notes. Depending on these and other factors, the Series B Notes may trade at a discount from their principal amount.

                                   THE COMPANY

     The Company was incorporated in Delaware in 1985. The Company's executive offices are located at 15 Dan Road, Canton, Massachusetts 02021. Its telephone number is (617) 821-1000.



                                 USE OF PROCEEDS


     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. There will be no cash proceeds to the Company from exchanges made pursuant to the Exchange Offer. In consideration for issuing the Series B Notes, the Company will receive Series A Notes in like principal amount, the terms of which are identical to the terms of the Series B Notes that they replace, except as otherwise described herein. Series A Notes surrendered in exchange for Series B Notes will be canceled and will not be reissued. Accordingly, the issuance of Series B Notes in the Exchange Offer will not result in any increase or decrease in the total indebtedness of the Company.

     The Company received net proceeds of $186.4 million from the issuance and sale of the Series A Notes (after deduction of fees and estimated offering expenses), of which (i) $156.5 million was used to pay the redemption prices of 1993 Notes redeemed pursuant to the Redemption Offer, (ii) $20.0 million was used to reduce the amount outstanding under the Revolving Credit Facility, (iii) $2.6 million will be used on July 1, 1996 to pay the redemption prices of 1993 Notes redeemed pursuant to a mandatory redemption, at a redemption price equal to 104% of principal amount, of all outstanding 1993 Notes not tendered pursuant to the Redemption Offer and (iv) $2.6 million will be deposited in trust with Fleet National Bank, as trustee under the 1993 Note Indenture, for the redemption approximately 30 days after issuance, at a redemption price equal to 104% of principal amount, of approximately $2.5 million of 1993 Notes remaining subject to issuance as of the date hereof under the Company's plan of reorganization relating to its emergence from bankruptcy. See "Prospectus Summary--The Company," "Capitalization" and "Description of Other Indebtedness--1993 Notes." The remaining net proceeds are available for working capital and other general corporate purposes.

                                 CAPITALIZATION


     The following table sets forth as of May 4, 1996 the actual capitalization of the Company and the capitalization of the Company as adjusted to give effect to the issuance of the Series A Notes, the application of the net proceeds thereof and the exchange of all or a portion of the Series A Notes for Series B Notes in the Exchange Offer. The following information should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q and the consolidated financial statements (including the notes thereto) included in the Form 10-K and the Form 10-Q.



                                                                                           May 4, 1996
                                                                                     ----------------------
                                                                                      Actual      As Adjusted
                                                                                      ------      -----------
                                                                                      (DOLLARS IN THOUSANDS)
Total debt, including current portion:
   Revolving Credit Facility(1) ...............................................      $ 43,000      $ 43,000
   12 1/2% Senior Notes due 2003 and 12 1/2% Senior Notes due 2003, Series B ..       195,000       195,000
   10.25% Senior Notes due 2003 ...............................................       154,725            --
   Obligations under capital leases ...........................................       122,880       122,880
   Financing obligation - sale/leaseback ......................................        25,169        25,169
                                                                                     --------      --------

      Total debt ..............................................................       540,774       386,049
                                                                                     --------      --------
Series A convertible preferred stock, $0.10 par value;
  15,000,000 shares authorized; 1,231,795 shares
  issued and outstanding ......................................................        21,498        21,498
                                                                                     --------      --------
Common shareholders' equity(2)                                                        243,172       241,174
                                                                                     --------       -------
            Total capitalization ..............................................      $805,444      $648,721
                                                                                     ========      ========


(1) The Revolving Credit Facility provides for seasonal borrowings of up to $300.0 million (subject to certain borrowing base requirements) for working capital and other general corporate purposes. As of May 31, 1996, an aggregate of $35.0 million in direct borrowings was outstanding under the Revolving Credit Facility. See "Description of Other Indebtedness-- Revolving Credit Facility."


(2) Common shareholders' equity, as adjusted, reflects the after-tax effect of the elimination of deferred financing costs associated with the 1993 Notes, a one percent premium payable in connection with the redemption of the 1993 Notes pursuant to the Redemption Offer and a four percent premium payable in connection with the mandatory redemption of all of the 1993 Notes not purchased in the Redemption Offer, including $2.5 million in principal amount of 1993 Notes remaining subject to issuance as of the date hereof.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA


        The following statement of operations data for the fifty-three weeks ended February 3, 1996 and the balance sheet data at February 3, 1996 have been derived from the Company's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, not included herein.
The statement of operations and balance sheet data for other periods, excluding the quarterly financial data, have been derived from the Company's consolidated financial statements, which have been audited by Coopers & Lybrand L.L.P., independent auditors, not included herein. The statement of operations data for the quarters ended May 4, 1996 and April 29, 1995 and the balance sheet data as of May 4, 1996 and as of April 29, 1995 have been derived from the Company's unaudited consolidated financial statements, which have been prepared on a basis substantially consistent with the audited consolidated financial statements, and in the opinion of the Company's management reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for these periods. The results for the quarter ended May 4, 1996 are not necessarily indicative of results for any future period. The following should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements (including the notes thereto) included in the Form 10-K and the Form 10-Q.

                                                                             Successor Company(1)
                                            -------------------------------------------------------------------------
                                                     Quarter Ended         Fifty-Three     Fifty-Two      Seventeen
                                            ---------------------------    Weeks Ended    Weeks Ended    Weeks Ended
                                            May 4, 1996   April 29, 1995   Feb. 3, 1996  Jan. 28, 1995  Jan. 29, 1994
                                            ------------  --------------   ------------  -------------  -------------
                                                                  (DOLLARS IN THOUSANDS)
                                                                                                                    |
STATEMENT OF OPERATIONS DATA:                                                                                       |
Net sales ................................  $  370,248     $362,862        $1,900,104     $1,872,021    $  772,685  |
Cost of sales ............................     270,985      261,552         1,384,421      1,340,221       549,651  |
Selling and administrative expenses ......      94,118       90,734           398,836        389,189       136,352  |
Depreciation and amortization ............      10,113        9,100            39,052         35,648        11,328  |
Impairment of long-lived assets...........      11,706           --                --             --            --  |
Operating earnings (loss) ................     (16,674)       1,476            32,266        106,963        75,354  |
Interest expense .........................      13,665       10,971            49,497         38,712        13,141  |
Income tax provision (benefit)............     (15,202)      (3,679)            3,187         35,853        26,609  |
Earnings (loss) before extraordinary items     (14,738)      (4,337)          (16,666)        40,431        36,235  |
Net earnings (loss)(2) ...................     (14,738)      (4,337)          (16,666)        40,431        36,235  |
Ratio of earnings to fixed charges(3) ....          --           --                --           2.33x         4.16x |
                                                                                                                    |
OPERATING AND OTHER FINANCIAL DATA:                                                                                 |
Gross margin .............................         26.8%        27.9%            27.1 %         28.4%         28.9% |
Comparable store sales growth(4) .........         (1.7)%       (3.9)%           (3.9)%          5.1%          N/A  |
Number of stores open at end of period ...          164          156              164            154           151  |
Number of stores remodeled in period .....            4           10               33             38            --  |
Capital expenditures(5) ..................        6,573       16,316       $   56,714     $   38,458    $    3,070  |
EBITDA(6) ................................        5,385       10,662          119,344        138,133        86,682  |
Pro forma cash interest expense(7) .......       12,516                        52,354                               |
Pro forma ratio of EBITDA                                                                                           |
   to cash interest expense(7)  ..........          .43x                         2.28x                              |
                                                                                                                    |
BALANCE SHEET DATA (AT END OF PERIOD):                                                                              |
Working capital ..........................   $  174,421      $154,729      $  147,090     $  241,486    $  171,440  |
Total assets .............................    1,079,808       916,591         858,723        992,378       907,621  |
Total debt, including current portion(8) .      540,774       314,327         309,677        315,798       296,158  |
Preferred stock ..........................       21,498        27,482          24,636         64,144       100,000  |
Total common shareholders'                                                                                          |
   equity (deficiency) ...................      243,172       264,139         254,663        306,741       230,235  |



                                                                 Predecessor Company(1)
                                            ----------------------------------------------------------------
                                                Thirty-Five     Fifty-Two     Fifty-Two
                                               Weeks Ended    Weeks Ended   Weeks Ended
                                              Oct. 2, 1993  Jan. 30, 1993  Feb. 1, 1992
                                              ------------  -------------  ------------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales ................................    $ 992,848     $1,750,266     $1,679,866
Cost of sales ............................      710,299      1,249,812      1,214,090
Selling and administrative expenses ......      239,766        382,946        376,361
Depreciation and amortization ............       27,978         38,959         36,223
Operating earnings (loss) ................       14,805         78,549         53,192
Interest expense .........................       13,648         22,016         25,551
Income tax provision .....................           --         26,588         12,537
Earnings (loss) before extraordinary items       (8,085)        26,817         10,032
Net earnings (loss)(2) ...................      250,154         49,696         22,512
Ratio of earnings to fixed charges(3) ....           --           2.17x          1.46x

OPERATING AND OTHER FINANCIAL DATA:
Gross margin .............................         28.5%          28.6%          27.7 %
Comparable store sales growth(4) .........          N/A            4.2%          (1.8)%
Number of stores open at end of period ...          151            154            154
Number of stores remodeled in period .....           32             40              6
Capital expenditures(5) ..................    $  27,162     $   40,066     $   11,487
EBITDA(6) ................................       42,803        117,578         89,485
Pro forma cash interest expense(7) .......
Pro forma ratio of EBITDA
   to cash interest expense(7)  ..........

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital ..........................    $ 301,980     $  299,927     $  261,007
Total assets .............................      972,838        922,745        846,906
Total debt, including current portion(8) .      127,590        138,686        142,504
Preferred stock ..........................       33,143         31,481         29,049
Total common shareholders'
   equity (deficiency) ...................     (186,934)      (183,172)      (230,446)


- -------------

(1) The Company adopted fresh-start accounting upon its emergence from bankruptcy proceedings in October 1993. Financial statements for periods prior to the Company's adoption of fresh-start accounting are designated as those of the Predecessor Company. Under fresh-start accounting, a new reporting entity is created and the recorded amounts of assets and liabilities are adjusted to reflect estimated fair market values. As a result, the financial statements of the Successor Company have been prepared on a basis that is not comparable with the financial statements of the Predecessor Company. See Notes 1 and 2 to the consolidated financial statements included in the Form 10-K.

(2) Net earnings for the thirty-five weeks ended October 2, 1993 include the effect of an extraordinary gain of $258.2 million resulting from the discharge of prepetition debt in bankruptcy proceedings.


                                         (footnotes continued on following page)

(3) Calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of financing costs, the pre-tax equivalent of preferred stock dividend requirements and that portion of rental expense deemed to be representative of the interest component of rental expense. The deficit of earnings to fixed charges was $29.9 million for the quarter ended May 4, 1996, $8.0 million for the quarter ended April 29, 1995, $13.5 million for fiscal 1995 and $0.5 million for the thirty-five weeks ended October 2, 1993. On a pro forma basis after giving effect to the issuance of the Series A Notes and the application of the net proceeds thereof, earnings were insufficient to cover fixed charges by $30.7 million for the quarter ended May 4, 1996 and $16.3 million for fiscal 1995.


(4) Comparable store sales growth for fiscal 1993 was 1.8%. Net sales for stores which reported sales for every month in fiscal 1995 and fiscal 1994, excluding net sales from such stores in the fifty-third week of fiscal 1995, totalled $1.78 billion in fiscal 1995 and $1.85 billion in fiscal 1994.

(5) Capital expenditures during fiscal 1995 consisted principally of costs associated with the opening of ten new stores and the remodeling of 33 stores.


(6) Represents net earnings before interest, taxes, depreciation, amortization, change in control costs, impairment of long-lived assets, extraordinary gains, reorganization items and, with respect to fiscal 1994, certain other income items totalling $9.7 million. During the quarter ended May 4, 1996, the Company recorded a charge for the impairment of long-lived assets totalling $11.7 million. During fiscal 1995, the Company recognized change in control costs totalling $45.5 million.While EBITDA should not be construed as a substitute for operating income or as a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. See the consolidated statements of cash flows (including the notes relating thereto) in the Form 10-K and the Form 10-Q. EBITDA is included herein because the Company believes that certain investors find it to be a useful tool for measuring the ability to service debt.



(7) Gives effect to the issuance of the Series A Notes and the application of the net proceeds thereof as if they had occurred on January 29, 1995. See "Use of Proceeds." Excludes approximately $1.9 million and $6.0 million of non-cash deferred financing costs for the quarter ended May 4, 1996 and the fifty-three weeks ended February 3, 1996, respectively, associated with such issuance and application, the establishment of the Revolving Credit Facility and a sale/leaseback financing.


(8)  Excludes liabilities subject to compromise of the Predecessor Company.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Series A Notes were sold by the Company on April 19, 1996 (the "Closing Date") to Lehman Brothers, Inc., which subsequently placed the Series A Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the sale of the Series A Notes, the Company, the Guarantors and Lehman Brothers, Inc. entered into the Registration Rights Agreement under which the Company and the Guarantors agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy (after compliance with certain procedures contained in the Registration Rights), they would (i) cause the Registration Statement to be filed with the Commission, (ii) cause all necessary filings in connection with the registration and qualification of the Senior Notes to be made under the "blue sky" laws of such jurisdictions of the United States as are necessary to permit the Exchange Offer to be consummated, and (iii) upon effectiveness of the Registration Statement, to commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 20 business days (or a longer period if required by law) and deliver Series B Notes to the Exchange Agent in the same aggregate principal amount as the Series A Notes properly tendered pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

RESALE OF SERIES B NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to Morgan Stanley & Co., Incorporated (dated June 5,
1991) and Exxon Capital Holdings Corporation (dated May 13, 1988) and similar no-action letters issued with respect to other third parties, the Company believes that a holder that exchanges Series A Notes for Series B Notes in the ordinary course of business and that is not engaged in, does not intend to engage in, and has no arrangement with any person to engage in a distribution of Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act, except that the foregoing will not apply to a holder that is (i) a broker-dealer who purchased Series A Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, . If any holder acquires Series B Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of Series B Notes or is a broker- dealer, however, such holder cannot rely on the position of the staff of the Commission enumerated in those no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, that were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that for a period of one year from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to broker-dealers for use in connection with any resale. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series A Notes properly tendered and not withdrawn prior to the Expiration Time. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes surrendered pursuant to the Exchange Offer. Series A Notes may be tendered only in integral multiples of $1,000.

     The terms of the Series B Notes will be identical to the terms of the Series A Notes, except that the Exchange Offer has been registered under the Securities Act and therefore the Series B Notes will not bear legends restricting the transfer thereof. Series B Notes will evidence the same debt as the Series A Notes that they replace and will be issued under, and be entitled to the benefits of, the Indenture. The Indenture also governs the Series A Notes, such that the Series A Notes and the Series B Notes will be treated as a single class of debt securities under the Indenture.


     As of the date of this Prospectus, $195,000,000 aggregate principal amount of Series A Notes are outstanding and registered in the name of Cede & Co., as nominee for the Depository. Only a registered holder of the Series A Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There is no fixed record date for determining registered holders of the Series A Notes entitled to participate in the Exchange Offer.

     Holders of the Series A Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted properly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Series A Notes for the purposes of receiving the Series B Notes from the Company.

     Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION TIME; EXTENSIONS; AMENDMENTS

     The term "Expiration Time" shall mean 5 P.M., New York City time, on
          , 1996 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Time" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will (i) provide written or oral notice of the extension to the Exchange Agent, (ii) mail notice of the extension to the registered holders of the Series A Notes, (iii) issue a press release or other public announcement that includes a statement as to the approximate number of Series A Notes deposited to date. All such actions shall be taken by no later than 9 A.M., New York City time, on the business day immediately following the previously scheduled Expiration Time. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     The Company reserves the right, in its sole discretion, to delay accepting any Series A Notes, to extend the Exchange Offer, or if any conditions set forth below under "--Procedures for Tendering" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Series A Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

INTEREST ON SERIES B NOTES

     The Series B Notes bear interest at a rate equal to 12 1/2% per annum. Interest on Series B Notes is payable semi-annually on each January 1 and July 1, commencing on January 1, 1997. Holders of Series B Notes will receive interest on January 1, 1997 from the date of initial issuance of the Series B Notes, plus an amount equal to the accrued interest on the Series A Notes from July 1, 1996, the most recent date as of which interest will not have been paid on the Series A Notes as of the Expiration Time. Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes on or after July 1, 1996.

PROCEDURES FOR TENDERING

     Only a registered holder may tender Series A Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to the Expiration Time. In addition, either (i) certificates for the Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal,
(ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Series A Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure described under "--Book-Entry Transfer" below, must be received by the Exchange Agent prior to the Expiration Time, or (iii) the holder must comply with the procedures described under "--Guaranteed Delivery Procedures" below.

     A tender of Series A Notes by a holder that is not withdrawn prior to the Expiration Time will constitute an agreement between the holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SERIES A NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION TIME. NO SERIES A NOTES OR LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON BEHALF OF SUCH HOLDERS.

     Any beneficial owner of Series A Notes whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Series A Notes should contact the registered holder promptly and instruct such registered holder to tender the Series A Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders" below), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered holder that has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the signature guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Series A Notes listed therein, the Series A Notes must be endorsed or accompanied by an appropriate power of attorney, which power of attorney shall be signed by such registered holder as such registered holder's name appears on the Series A Notes. Signatures on Series A Notes or powers of attorney must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal, any Series A Notes or any powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, should submit with the Letter of Transmittal proper evidence satisfactory to the Company of their authority to so act.

     The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Series A Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Series A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Series A Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Series A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Series A Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Series A Notes that remain outstanding subsequent to the Expiration Time or, as set forth under "--Conditions" below, to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Series A Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, a holder will represent and agree that, among other things,
(i) the Series B Notes to be acquired by the holder in the Exchange Offer are being acquired in the ordinary course of business of the holder, (ii) the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, (iii) the holder has no arrangement or understanding with any person to engage in any distribution of Series B Notes and if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Series B Notes, (iv) any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for purposes of distributing Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters (see "--Resale of Series B Notes" below), and (v) any secondary resale transaction described in clause (iv) above and any resale of Series B Notes obtained by such holder in exchange for Series A Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission. If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making or other trading activities, the holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series B Notes; by so acknowledging and by delivering a prospectus, however, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF SERIES A NOTES

     If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, are withdrawn or are submitted for a greater principal amount than the holder desires to exchange, the unaccepted, withdrawn or non- exchanged Series A Notes will be returned without expense to the tendering holder thereof (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the procedures described under "--Book-Entry Transfer" below, will be credited to an account maintained with the Depositary) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Series A Notes by causing the Depositary to transfer such Series A Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. Although delivery of Series A Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Time or pursuant to the procedures described under "--Guaranteed Delivery Procedures" below.

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender Series A Notes (i) whose Series A Notes are not immediately available, (ii) who cannot deliver its Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Time or (iii) who is unable to complete the procedures for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Time, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery) (1) setting forth the name and address of the holder, the certificate number or numbers of such Series A Notes and the principal amount of Series A Notes tendered,
     (2) stating that the tender is being made thereby and (3) guaranteeing that, within five New York Stock Exchange trading days after the Expiration Time, the Letter of Transmittal (or a facsimile thereof), together with the certificate or certificates representing the Series A Notes in proper form for transfer or a confirmation of a book-entry transfer (a "Book-Entry Confirmation"), as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly executed Letter of Transmittal (or a facsimile thereof), together with the certificate or certificates representing all tendered Series A Notes in proper form for transfer or a Book-Entry Confirmation, together with any other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Time.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to the Expiration Time.

     To withdraw a tender of Series A Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received prior to the Expiration Time by the Exchange Agent at its address under "--Exchange

Agent" below. Any notice of withdrawal must (i) specify the name of the person having tendered the Series A Notes to be withdrawn, (ii) identify the Series A Notes to be withdrawn (including the certificate number or numbers and aggregate principal amount), and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Series A Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been properly tendered for purposes of the Exchange Offer and no Series B Notes will be issued with respect thereto unless the Series A Notes so withdrawn are properly re-tendered. Properly withdrawn Series A Notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering" above at any time prior to the Expiration Time.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange the Series B Notes for, any Series A Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Series A Notes, if the Exchange Offer violates any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission.

     If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Series A Notes (see "--Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes that have not been withdrawn. If any such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose the terms of the waiver by means of a prospectus supplement that will be distributed to registered holders of Series A Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

     All benefits under the Registration Rights Agreement of holders of Series A Notes eligible to participate in this Exchange Offer will cease to exist upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify holders (including broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act, (ii) to provide, upon the request of any holder of Series A Notes, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Series A Notes pursuant to Rule 144A and (iii) to use its best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted Series A Notes by broker-dealers for a period of one year from the date of this Prospectus and, in connection therewith, to provide copies of the latest version of the Prospectus to broker-dealers upon their request during such one-year period.

LIQUIDATED DAMAGES

     Under the Registration Rights Agreement, if (i) the Exchange Offer is not consummated by August 29, 1996 or (ii) subject to certain exceptions, the Registration Statement ceases to be effective or fails to be used for its intended purposes without being succeeded within seven business days by a post-effective amendment that cures such failure and that is immediately declared effective, the Company is required to pay liquidated damages to each holder of Transfer Restricted Securities (as defined below), during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder. "Transfer Restricted Securities" mean each Series A Note until the earliest to occur of (i) the date on which such Series A Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement (as defined in the Registration Rights Agreement) or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer as described under "Plan of Distribution" below. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of Transfer Restricted Securities. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

EXCHANGE AGENT

     Fleet National Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal, and requests for copies of the Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    By Registered or Certified Mail:                       By Hand Delivery:




         By Overnight Delivery:                              By Facsimile:




                                                          Confirm by Telephone:




FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail. Additional solicitation may be made by telecopier, telephone or in person by officers, employees or agents of Hills.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $500,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees, and printing costs.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Series A Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURES TO EXCHANGE

     PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY. HOLDERS OF THE SERIES A NOTES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR OWN DECISIONS ON WHAT ACTION TO TAKE.

     The Series A Notes which are not exchanged for the Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Series B Notes.

                        DESCRIPTION OF OTHER INDEBTEDNESS

REVOLVING CREDIT FACILITY

     HDSC, as borrower, and the Company, as guarantor, have entered into a Credit Agreement dated August 21, 1995, with the lenders named therein and Chemical Bank, as administrative agent and fronting bank (the "Credit Agreement"). The Credit Agreement replaced a credit agreement dated October 4, 1993, among HDSC, the Company, the lenders named therein and Chemical Bank, as administrative agent and fronting bank (the "Old Credit Agreement"). The Credit Agreement provides for a $300.0 million secured revolving credit facility (the "Revolving Credit Facility"), of which up to $100.0 million is available as a letter of credit facility. The Old Credit Agreement provided a $225.0 million partially secured facility, of which up to $75.0 million was available as a letter of credit facility.

     Proceeds from the Revolving Credit Facility are to be used for (i) working capital for HDSC and the other Guarantors, (ii) other general corporate purposes in the ordinary course of business and (iii) payment of certain costs in connection with the 1995 Change in Control. See "The Company." The maturity date of the Revolving Credit Facility is April 30, 1998.

     Borrowings under the Revolving Credit Facility are limited by a borrowing base approximately equal to the sum of 55% of Eligible Inventory and up to 55% of Purchase Accrual Inventory (each as defined in the Credit Agreement) and bear interest, at the option of HDSC, at either (1) the Adjusted London Interbank Offered Rate plus 2.75%, or (2) the highest of (a) Chase Manhattan Bank's Prime Rate plus 1.75%, (b) the Federal Funds Effective Rate plus 2.25% and (c) the Base CD Rate plus 2.75% (each such rate as defined in the Credit Agreement). HDSC pays commitment fees at an annual rate of 0.50% of the average daily unused portion of the commitment. HDSC also pays letter of credit fees on the aggregate face amount of outstanding standby letters of credit at an annual rate equal to 2.75%, and on the face amount of outstanding trade letters of credit at an annual rate of 2.25%.

     The Revolving Credit Facility is secured by a pledge of all of the capital stock of HDSC and each of its direct or indirect subsidiaries and a security interest in all tangible and intangible assets of HDSC. The Revolving Credit Facility is guaranteed by the Company and each of the direct and indirect subsidiaries of HDSC. The Revolving Credit Facility provides that, on a date determined at the discretion of HDSC between December 1 and April 1 of each year (the "Clean-Up Date"), HDSC is to pay or prepay all of the outstanding loans. For a period of at least thirty consecutive days following the Clean-Up Date (the "Clean-Up Period"), HDSC shall have no direct borrowings outstanding under the Revolving Credit Facility.

     At February 3, 1996, HDSC had maintained a Clean-Up Period of at least thirty days, had no direct borrowing outstanding under the Revolving Credit Facility and had outstanding letters of credit totalling $32.1 million. At May 31, 1996, an aggregate of $35.0 million in direct borrowings was outstanding under the Revolving Credit Facility.

     The Credit Agreement contains significant covenants. Under the Credit Agreement, Hills may not:

          (i) incur indebtedness other than under (a) the Credit Agreement, (b) the 1993 Notes, (c) the Senior Notes, (d) intercompany obligations, (e) capital lease obligations up to $165.0 million, (f) sale and leaseback transactions completed during the term of the Old Credit Agreement, (g) additional sale and leaseback transactions involving an aggregate maximum of $45.0 million of indebtedness, (h) certain other types of indebtedness and (i) up to $25.0 million of indebtedness otherwise not permitted; after May 31, 1996, the aggregate principal amount of 1993 Notes and Senior Notes outstanding may not exceed $200 million;

          (ii) permit any liens on Hills' properties, subject to several exceptions, including exceptions for liens securing indebtedness otherwise permitted under the Credit Agreement (such as obligations under capital leases and associated with sale and leaseback transactions);

          (iii) enter into any sale and leaseback transactions other than the transactions entered into by HDSC during the term of the Old Credit Agreement and additional sale and leaseback transactions that do not, in the aggregate, result in more than $45.0 million of additional indebtedness;

          (iv) make loans or investments or purchase any stock, subject to several exceptions, including exceptions for individual store deposit accounts, loans to officers and employees in the ordinary course not to exceed $1.0 million in the aggregate, and certain intercompany loans;

          (v) acquire any business or properties or merge or consolidate with any other entity, subject to exceptions, including intercompany mergers and consolidations and acquisitions of inventory, equipment or real estate in the ordinary course of HDSC's business even where the acquired property constitutes a substantial part of the assets or business of the seller;

          (vi) sell, assign, lease or otherwise dispose of assets outside the ordinary course of business, subject to exceptions, including sales of assets in connection with permitted sale and leaseback transactions and up to $6.0 million of other asset sales outside the ordinary course of business;

          (vii) pay cash dividends from HDSC to the Company or from the Company to its shareholders, except that HDSC may make dividend payments to the Company to make interest payments on the 1993 Notes and the Senior Notes, to pay taxes, to pay reasonable fees and expenses of directors of the Company, to pay reasonable legal fees of up to $2.0 million in connection with the 1995 Change in Control and to pay various filing, listing and other fees;

          (viii) engage in transactions with affiliates except on an arm's-length basis;

          (ix) materially alter or modify the nature of their respective businesses;

          (x) optionally prepay debt other than indebtedness under the Revolving Credit Facility and the redemption of the 1993 Notes with proceeds from the Senior Notes;

          (xi) make cash capital expenditures in excess of $43.0 million in the fiscal year ending February 1, 1997 and $38.0 million in any subsequent fiscal year (subject to a permitted carryforward of up to $10.0 million of unused capital expenditures permitted in the preceding year);

          (xii) permit modification of the Indenture, the charter documents, sale and leaseback documents or agreements with management without the consent of a majority of the holders of certain of the debt under the Revolving Credit Facility or permit entry into certain new agreements with management without following certain specified procedures, including having certain findings made by the Board of Directors; or

          (xiii) contribute to a multiemployer employee pension plan.

     The Credit Agreement also provides that Hills, on a consolidated basis, must meet the following financial ratios and tests:

          (i) Interest Expense and Consolidated Rental Expense Coverage Ratio. The ratio of (1) EBITDA plus consolidated rental expense to (2) interest expense plus consolidated rental expense for any period of four consecutive fiscal quarters shall not be less than 1.5:1 for the period ended November 1, 1997, and 1.6:1 thereafter.

          (ii) Consolidated Fixed Charge Coverage Ratio. The ratio of (1) EBITDA minus capital expenditures to (2) interest expense for any period of four consecutive fiscal quarters shall not be less than 1.25:1 for period ended May 4, 1996; 1.35:1 for the period from May 5, 1996 to August 3, 1996; 1.45:1 for the period from August 4, 1996 to May 3, 1997; 1.55:1 for the period from May 4, 1997 to August 2, 1997 and 1.65:1 thereafter.

          (iii) Leverage Ratio. The ratio of (1) consolidated funded debt (including the indebtedness under the Credit Agreement and the 1993 Notes, the Senior Notes, sale and leaseback indebtedness and capital lease obligations) to (2) the sum of consolidated net worth and consolidated funded debt, shall not be more than .70 for the period ended January 30, 1997 and .65 thereafter.

          (iv) Consolidated Net Worth. Consolidated net worth shall not be less than $275.0 million on any date through November 1, 1996; $285.0 million between November 2, 1996 and January 31, 1997; $300.0 million between February 1, 1997 and January 30, 1998; and $320.0 million thereafter.

          (v) Limitation of Consolidated Rental Expense. The consolidated rental expense shall not exceed $60.0 million in the fiscal year ending February 1, 1997; $63.0 million in the fiscal year ending January 31, 1998; and $16.0 million during the three-month period ending April 30, 1998.

     The Credit Agreement provides that each of the following constitutes an Event of Default: (i) breach of any representation or warranty in any material respect; (ii) default in payment of any principal payment due under the Revolving Credit Facility; (iii) default of any interest or fee due under the Revolving Credit Facility, which default is unremedied for a period of five business days following the due date thereof; (iv) default in the due observance or performance of covenants, conditions or agreements, subject to cure periods in certain circumstances of up to thirty days; (v) payment defaults with respect to other indebtedness of Hills in aggregate principal amount in excess of $2.5 million; (vi) non-payment defaults with respect to other indebtedness of Hills in excess of $2.5 million which result in the acceleration of such indebtedness;
(vii) certain events of bankruptcy or insolvency with respect to Hills; (viii) an entry of a judgment for payment of money in an amount in excess of $2.5 million which is not covered by insurance or which remains undischarged for a period of sixty consecutive days during which execution shall not be effectively stayed; (ix) a reportable event shall have occurred with respect to Hills' pension plans resulting in a liability to Hills or the applicable pension plan in an aggregate amount exceeding $5.0 million, subject to a thirty- day cure period; (x) a change of control (as defined in the Credit Agreement) occurs with respect to the Company or HDSC; (xi) the security interest granted with respect to the Credit Agreement ceases to be a valid, perfected first-priority security interest in the collateral covered thereby; (xii) the related guaranty agreements, whereby the subsidiaries of HDSC guarantee HDSC's obligations under the Credit Agreement, shall not be in full force or effect and enforceable under the terms thereof; and (xiii) the obligations of HDSC cease to constitute senior indebtedness under the subordination provisions of the subordinated guarantees granted by HDSC and its subsidiaries in connection with the 1993 Notes. If any such Event of Default occurs and is continuing, the administrative agent or the holders of a majority of the commitments under the terms of the Revolving Credit Facility may terminate the Revolving Credit Facility, declare the loans that are outstanding to be forthwith due and payable, foreclose on the collateral, or otherwise execute remedies available under the Credit Agreement and the Uniform Commercial Code.

     Based upon its current operating plan, HDSC does not expect to default on or exceed any covenant limitation in its Credit Agreement. Actual results of future operations, however, may vary from the expected results contained in its operating plan. If HDSC were to default on any of its covenants, the lenders under the Credit Agreement would have recourse to a number of remedies including acceleration of amounts owed and foreclosure on collateral.

1993 NOTES

     In connection with its emergence from bankruptcy in October 1993, the Company entered into an indenture (the "1993 Note Indenture"), dated as of October 1, 1993, with HDSC, as guarantor, and Fleet Bank of Massachusetts, N.A., as trustee, pursuant to which the Company has authorized for issuance $160.0 million of unsecured, redeemable 1993 Notes due October 1, 2003. An aggregate of approximately $155.0 million in principal amount of 1993 Notes were redeemed on or before May 20, 1996 in connection with the Redemption Offer. As of the date hereof, an aggregate principal amount of $2.5 million of the 1993 Notes was outstanding and an aggregate principal amount of $2.5 million of the 1993 Notes remained subject to issuance in accordance with the Company's plan of reorganization relating to its emergence from bankruptcy in October 1993. See
Note 8 to the consolidated financial statements included in the Form 10-K. All of the outstanding 1993 Notes will be redeemed under the 1993 Note Indenture pursuant to a mandatory redemption at a redemption price equal to 104% of principal amount plus accrued interest. In addition, the Company will deposit in trust with Fleet National Bank, as trustee under the 1993 Note Indenture, funds for the

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

redemption approximately 30 days after issuance, at a redemption price equal to 104% of principal amount plus accrued interest, of the $2.5 million in principal amount of 1993 Notes remaining subject to issuance as of the date hereof. Upon the completion of these and certain related actions, the 1993 Note Indenture shall cease to be of further effect (except as to rights of registration of transfer or exchange of 1993 Notes expressly provided for and rights to receive payments of principal thereof and premium, if any, and interest thereon).


SERIES A NOTES

     The terms of the Series A Notes are identical in all respects (including principal amount, interest rate and maturity and the terms of the guarantees thereof) to the terms of the Series B Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Series A Notes are not freely transferable by holders thereof. See "Description of Series B Notes."

CAPITAL LEASES

     HDSC has entered into various capital leases, primarily for department store properties. At May 4, 1996, obligations under these capital leases totalled $117.1 million, net of the current portion of $5.7 million. HDSC's minimum future lease commitments, including interest, under all capital leases in effect at May 4, 1996 totalled $261.8 million, of which $14.1 million is payable in fiscal 1996. None of HDSC's capital leases contains any limitation upon its ability to pay dividends or distributions to the Company.

SALE/LEASEBACK FINANCINGS

     During fiscal 1994, HDSC obtained $25.2 million of financing, which includes transaction costs, for certain of its real properties through sale/leaseback arrangements. All of the leases have terms of ten years. HDSC's minimum rental commitments under the leases at May 4, 1996 totalled $41.5 million, of which $4.3 million is payable in fiscal 1996. The lease terms include options to purchase some or all of the properties, either at the end of the initial lease terms or renewal periods, for amounts not greater than the then-current fair market values of the respective properties. See Note 10 to the consolidated financial statements included in the Form 10-K.

                          DESCRIPTION OF SERIES B NOTES

GENERAL

     The Series B Notes will be issued as a separate series of notes pursuant to the Indenture dated April 19, 1996 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee") pursuant to which the Series A Notes have been issued by the Company. The terms of the Series B Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Series B Notes are subject to all such terms, and holders of Series B Notes considering whether to participate in the Exchange Offer are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture are available as set forth under "--Additional Information" below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions" below.

RANKING; SUBORDINATION OF GUARANTEES

     The Series B Notes are general obligations of the Company and rank pari passu in right of payment with all current and future senior Indebtedness of the Company, including the Series A Notes. The Series B Notes will rank senior in right of payment to all subordinated Indebtedness of the Company issued in the future, if any. However, the Company and its Subsidiaries are parties to the Revolving Credit Facility and all borrowings under the Revolving Credit
Facility are secured by a first priority Lien on substantially all of the assets of the Company and its Subsidiaries. The Subsidiaries have guaranteed the Company's obligations with respect to the Series B Notes, but the obligations under such Guarantees are contractually subordinated to the prior payment in full of all obligations under the Revolving Credit Facility and any successor credit facility or facilities. See "Risk Factors--Holding Company Structure; Limitations on Access to Cash Flow; Subordination of Series B Guarantees."

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Series B Notes. Any right of the Company to receive assets of any of its Subsidiaries upon a Subsidiary's liquidation or reorganization will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Company. In addition, the terms of the Revolving Credit Facility restrict the ability of the Company to obtain access to the cash flow of its Subsidiaries. See "Description of Other Indebtedness."

SERIES B GUARANTEES

     The Company's payment obligations under the Series B Notes are jointly and severally guaranteed (the "Series B Guarantees") by the Guarantors. The terms of the Series B Guarantees will be identical to those of joint and several guarantees of the Series A Notes (the "Series A Guarantees") issued by the Guarantors. The Series B Guarantees will rank pari passu in right of payment with all existing and future senior Indebtedness (as defined hereinafter) of the Guarantors (including obligations under the Series A Guarantees), except that the Series B Guarantees will be contractually subordinated to all of the Guarantors' current and future obligations under the Revolving Credit Facility (as defined hereinafter) and any successor credit facility ("Senior Debt"). As of May 31, 1996, Senior Debt consisted of approximately $35.0 million in direct borrowings outstanding under the Revolving Credit Facility. The obligations of each Guarantor under its Series B Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance; Possible Invalidity of Series B Guarantees."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions described in the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Series B Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of its pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that clauses (ii) and
(iii) above do not apply with respect to a merger of one Guarantor with and into another Guarantor.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Series B Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Redemption at Option of Holders--Asset Sales."

SUBORDINATION OF SERIES B GUARANTEES

     The payment of principal of, and premium (if any), interest and Liquidated Damages (if any) on, the Series B Notes pursuant to the Series B Guarantees will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshalling of any Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Series B Notes will be entitled to receive any payment with respect to any Series B Guarantee, and until all Obligations with respect to all Senior Debt of such Guarantor are paid in full, any distribution to which the Holders of Series B Notes would be entitled shall be made to the holders of Senior Debt of such Guarantor (except that Holders of Series B Notes may receive securities that are subordinated at least to the same extent as the Series B Guarantees of the Series B Notes to Senior Debt of such Guarantor and any securities issued in exchange for Senior Debt of such Guarantor).

     In addition, no Guarantor may make any payment upon or in respect of the Series B Notes (except in such subordinated securities) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt of such Guarantor occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Senior Debt of such Guarantor that permits holders of such Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from such Guarantor or the holders of any Senior Debt of such Guarantor. Payments in respect of any Series B Guarantee may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture further requires that the Company promptly notify holders of Senior Debt of the Guarantors if payment of the Series B Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency of any of the Guarantors, Holders of Series B Notes may recover less ratably than creditors of the Company or the

Guarantors who are holders of Senior Debt of such Guarantors. The principal amount of Senior Debt of the Guarantors outstanding at May 31, 1996 was approximately $35.0 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt of the Guarantors, that the Company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

PRINCIPAL, MATURITY AND INTEREST

     The Series A Notes and Series B Notes are collectively limited in aggregate principal amount to $195,000,000 and will mature on July 1, 2003. Interest on Series B Notes will accrue at the rate of 12 1/2% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 1997, to Holders of record on the immediately preceding December 15 and June 15. Interest on Series B Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1996. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, and premium (if any), interest and Liquidated Damages (if any) on, the Series B Notes will be payable at the office or agency of the Company maintained for such purpose in New York City or, at the option of the Company, payment of interest and Liquidated Damages (if any) may be made by check mailed to the Holders of the Series B Notes at their respective addresses set forth in the register of Holders of Series B Notes; provided that all payments with respect to Series B Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York City will be the office of the Trustee maintained for such purpose. The Series B Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Series B Notes will not be redeemable at the Company's option prior to maturity.

MANDATORY REDEMPTION

     Except as set forth below under "--Redemption at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Series B Notes.

REDEMPTION AT THE OPTION OF HOLDERS

     Change of Control

     Upon the occurrence of a Change of Control, each Holder of Series B Notes will have the right to require the Company to redeem all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Series B Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to redeem Series B Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the Series B Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Series B Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Series B Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Series B Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Series B Notes or portions thereof being redeemed by the Company. The Paying Agent will promptly mail to each Holder of Series B Notes so tendered the Change of Control Payment for such Series B Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Series B Note equal in principal amount to any unredeemed portion of the Series B Notes surrendered, if any; provided that each such new Series B Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control covenant provides that prior to redeeming the Series B Notes in compliance with the terms thereof, but in any event within 60 days of a Change of Control, the Company will either (i) repay in full all Indebtedness under the Revolving Credit Facility and any successor credit facility or facilities or (ii) obtain the requisite consents of the lenders party to the Revolving Credit Facility and any successor credit facility or facilities to permit the offer to redeem the Series B Notes required by the Change of Control covenant.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Series B Notes to require that the Company repurchase or redeem the Series B Notes in the event of a takeover, recapitalization or similar transaction.

     The Revolving Credit Facility contains provisions limiting the ability of the Company's Subsidiaries to pay dividends and successor facilities may contain similar provisions. As a result, the Company may not be permitted by the terms of the Revolving Credit Facility to obtain funds from its Subsidiaries in the event of a Change of Control. The subordination provisions of the Series B Guarantees will restrict payments by the Guarantors in respect of the Series B Notes in certain circumstances. See "Risk Factors--Holding Company Structure; Limitations on Access to Cash Flow; Subordination of Series B Guarantees." Further, the exercise by the Holders of Series B Notes of their right to require the Company to redeem Series B Notes could cause a default under the Revolving Credit Facility. Finally, the Company's ability to pay cash to the Holders of Series B Notes upon a repurchase may be limited by the Company's then existing financial resources.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Series B Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the filing by any "person" (as defined above) with the Commission of a report under or in response to Schedule 13D or 14D-1 (or any successor schedule, form or report) and the delivery of such report to the Company, which report discloses that such "person" (as defined above) has become the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act) of more than 50% of the voting stock of the Company, or the Company otherwise becomes aware that any "person" (as defined above) has become the beneficial owner (as defined above) of more than 50% of the voting stock of the Company, (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (iv) the first day on which the Company ceases to own 100% of the outstanding Equity Interests of HDSC.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Series B Notes to require the Company to repurchase such Series B Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, provided that such Officers' Certificate shall be delivered only in the event of any Asset Sale involving $10 million or more of consideration) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Subsidiary may apply such Net Proceeds, at its option, (a) to reduce Indebtedness under the Revolving Credit Facility, (b) to permanently reduce Existing Indebtedness or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the applicable Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Revolving Credit Facility restricts the sale of substantial assets outside of the ordinary course of business and restricts the ability of the Company to obtain access to the cash flows of its Subsidiaries, including net proceeds of Asset Sales. The subordination provisions of the Series B Guarantees will restrict payments by the Guarantors in respect of the Series B Notes in certain circumstances. As a result, the Company may not be able to elect to offer to redeem Series B Notes with the Net Proceeds of an Asset Sale. See "Risk Factors--Holding Company Structure; Limitations on Access to Cash Flow; Subordination of Series B Guarantees."

CERTAIN COVENANTS

     Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution to the holders of the Company's Equity Interests in their capacity as such (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Series B Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company or the relevant Subsidiary would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

     The foregoing provisions do not prohibit (w) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and (z) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any twelve-month period plus, to the extent not included in clause (c)(ii) of the immediately preceding paragraph, the aggregate cash proceeds received by the Company during such twelve- month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any of its Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The foregoing provision does not apply to the incurrence of the following
Indebtedness:

          (i) the incurrence by the Company and its Subsidiaries of Indebtedness and letters of credit pursuant to the Revolving Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder); provided that the aggregate principal amount of all Indebtedness outstanding under the Revolving Credit Facility does not exceed the amount of the Borrowing Base as of any date of incurrence;

          (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Senior Notes;

          (iv) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary (collectively, "Purchase Money Debt"), in an aggregate principal amount at any time outstanding (excluding Existing Indebtedness) not to exceed 10% of Total Assets;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than Indebtedness incurred pursuant to clause (i) of this paragraph) that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor of such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Senior Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (viii) Guarantees by the Guarantors of Indebtedness of the Company permitted by the Indenture to be incurred;

          (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25.0 million;

          (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers, in each case incurred in the ordinary course of business;

          (xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of performance bonds provided in the ordinary course of business, and refinancings thereof; and

          (xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of standby letters of credit incurred in the ordinary course of business.

     Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or the relevant Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction either pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or pursuant to subparagraph (iv) or (ix) of the covenants described above under such caption, (ii) the total consideration received in such sale and leaseback transaction is at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, provided that such Officers' Certificate shall be delivered only in the event of any sale and leaseback transaction involving consideration in excess of $10.0 million) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Redemption at the Option of Holders--Asset Sales."

     Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     No Senior Subordinated Debt of Guarantors

     The Indenture provides that no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor and senior in any respect in right of payment to any Series B Guarantee or any Series A Guarantee.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Revolving Credit Facility as in effect from time to time, provided that such provisions are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Senior Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Additional Series A Guarantees and Series B Guarantees

     The Indenture provides that if the Company shall, after the date of the Indenture, create or acquire any new Subsidiary, then such newly created or acquired Subsidiary shall execute a Series A Guarantee and a Series B Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture.

     Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing experienced in the appraisal or similar review of similar types of transactions (or if an opinion is unavailable as to the fairness from a financial point of view of any transaction for which a fairness opinion is not customarily rendered, then an opinion that such transaction meets the requirements of clause (i) above); provided that (x) any employment or consulting agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

     Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company. The Capital Stock of the Company's Wholly Owned Subsidiaries is currently pledged as collateral under the Credit Agreement.

     Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Series B Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Series B Notes unless such consideration is offered to be paid or is paid to all Holders of the Series B Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company will furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual consolidated financial statements and schedules only, a report thereon by the independent auditors of the Company, and (ii) all information that would be required to be contained in filings with the Commission on Form 8-K if the Company were required to file such form. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Senior Notes remain outstanding, it will furnish to the

Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company to comply with the provisions described under the captions "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;" (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) the Series A Guarantee or Series B Guarantee of any Guarantor is held in a judicial proceeding to be unenforceable or invalid, the Series A Guarantee or Series B Guarantee of any Guarantor that constitutes a Significant Subsidiary ceases to be in full force and effect or any Guarantor disavows any of its obligations under its Series A Guarantee or Series B Guarantee; and
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Senior Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Series B Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Series B Notes by accepting a Series B Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series B Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, and premium (if any), interest and Liquidated Damages (if any) on, such Senior Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium (if any), interest and Liquidated Damages (if any) on, the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the ninety-first day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non- consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the caption "--Redemption at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on or with respect to any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium (if any), interest or Liquidated Damages (if any) on, the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, or premium (if any), interest or Liquidated Damages (if any) on, the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "--Redemption at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. Without the consent of the Holders of at least 66 2/3% in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), no waiver or amendment to the Indenture may make any change in the provisions described above under the captions "--Change of Control" and "--Assets Sales" that adversely affect the rights of any Holder of Senior Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it will be required to eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture or the Registration Rights Agreement without charge by writing to William K. Friend, Vice President-Secretary and Corporate Counsel, Hills Stores Company, 15 Dan Road, Canton, Massachusetts, 02021.

BOOK-ENTRY, DELIVERY AND FORM

     All of the Series B Notes offered pursuant to the Exchange Offer will initially be issued in the form of a fully registered global note (the "Global Note"). The Global Note will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, "Depositary Participants") and to facilitate the clearance and settlement of transactions in such securities between Depositary Participants through electronic book-entry changes in accounts of Depositary Participants. Depositary Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, "Depositary Indirect Participants") that clear through or maintain a custodial relationship with a Depositary Participant, either directly or indirectly. Persons who are not Depositary Participants may beneficially own securities held by or on behalf of the Depositary only thorough Depositary Participants or Depositary Indirect Participants.

     The Company expects that, pursuant to procedures established by the Depositary, (i) upon deposit of the Global Note, the Depositary will credit the accounts of Depositary Participants with portions of the principal amount of the Global Note and (ii) ownership of the Series B Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of Depositary Participants), Depositary Participants and Depositary Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Series B Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Series B Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Series B Notes evidenced by the Global Note. Beneficial owners of Series B Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Series B Notes.

     Payments in respect of the principal of, and premium (if any), interest and Liquidated Damages (if any) on, any Series B Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Series B Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Series B Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Depositary Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by Depositary Participants and Depositary Indirect Participants to the beneficial owners of Series B Notes will be governed by standing instructions and customary practice and will be the responsibility of Depositary Participants or Depositary Indirect Participants.

     Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Series B Notes in the form of a definitive registered certificate ("Certificated Securities"). Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Series B Notes in the form of Certificated

Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Series B Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Series B Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Series B Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the Series B Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium (if any), interest and Liquidated Damages (if any) by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale (other than sales of inventory), lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Redemption at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 75% of all accounts receivable of the Company and its Subsidiaries as of such date that are not more than 45 days past due (including accounts receivable relating to any layaway or similar plan), plus (ii) 75% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, in each case calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with
(a) an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) with respect to any quarter of the Company ending on or prior to the date of the Indenture, all expenses shown on the Company's income statement under the caption "Costs related to change of control," in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Revolving Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed

Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions involving consideration in excess of $1.0 million that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) HDSC, HDS Transport, Inc., C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc. and Hills Distributing Company and (ii) any other Subsidiary of the Company that executes a Series A Guarantee or Series B Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade or other payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a

Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (e) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (f) any Investment received involuntarily; and (g) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $10.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company or any of its Subsidiaries securing Indebtedness under the Revolving Credit Facility that was permitted by the terms of the Indenture to be incurred; (ii) Liens securing Existing Indebtedness; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those so acquired by the Company or any Subsidiary of the Company; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature and mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, in each case incurred in the ordinary course of business; (vii) Liens to secure Purchase Money Debt permitted to be incurred by any provision of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets constructed, improved upon or acquired with such Indebtedness and only to the extent that such Liens attach to the assets so constructed, improved upon or acquired within 180 days of construction, improvement or acquisition or, in the case of refinanced property, within 180 days of refinancing; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such product in the ordinary course of business and Liens incurred in connection with agreements with customs brokers in the ordinary course of business; (xi) Liens representing interests of retail buyers in layaway goods being sold in the ordinary course of business;
(xii) Liens in favor of credit card processing companies in the ordinary course of business; (xiii) leases, subleases and license agreements arising in the ordinary course of business and not otherwise prohibited by the Indenture and
(xiv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable), of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premiums and expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Revolving Credit Facility" means, for purposes of this "Description of Senior Notes," that certain Credit Agreement, dated as of August 21, 1995, among the Company, HDSC, the lenders named therein and Chemical Bank, as administrative agent and as fronting bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, any amendment thereof, restatement thereof, supplement thereto or other modification thereof or any superseding or other replacement credit agreement or agreements entered into from time to time, including any credit agreement or agreements extending the maturity of, refinancing, modifying, increasing, substituting for or otherwise restructuring (including the addition of one or more Subsidiaries as borrowers thereunder or the inclusion of additional or substitute lenders or agents thereunder) all or any portion of the Indebtedness, including changing the borrowing limits, under any such agreement or any successor or replacement credit agreement or agreements.

     "Senior Debt" means, with respect to any Guarantor, all borrowings by such Guarantor under the Revolving Credit Facility or any successor credit facility or facilities. Notwithstanding the foregoing, Senior Debt will not include trade payables or any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means, as of any date, the Company's total consolidated assets as of such date, as determined in accordance with GAAP.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.



                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     It is the opinion of Foley, Hoag & Eliot LLP, counsel to the Company, that the material federal income tax consequences to holders whose Series A Notes are exchanged for Series B Notes in the Exchange Offer are as described herein, subject to the limitations and qualifications set forth below. Because the Series B Notes should not be considered to differ materially either in kind or in extent from the Series A Notes, the exchange of the Series B Notes for the Series A Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes pursuant to Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code"), and proposed Treasury Regulation Section 1.1001-3. As a result, no material federal income tax consequences should result to holders exchanging Series A Notes for Series B Notes. If, however, the exchange of Series A Notes for Series B Notes were treated as an "exchange" for federal income tax purposes, such transaction should constitute a recapitalization for federal income tax purposes and holders should not recognize any gain or loss upon such transaction.


     The foregoing opinion is based upon the current provisions of the Code, applicable existing and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. There can be no assurance that the final Treasury Regulations will not differ materially from those which are presently proposed nor that the Internal Revenue Service will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States) may be subject to special rules not discussed herein. AS A RESULT, EACH HOLDER OF SERIES A NOTES SHOULD CONSULT
SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S SERIES A NOTES FOR SERIES B NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of Series B Notes received in exchange for Series A Notes acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that for a period of one year from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Series B Notes by broker-dealers or any other persons. Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Notes. Any broker-dealer that resells Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company and the Guarantors have agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS


     Legal matters in connection with the issuance of the Series B Notes will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.


                                     EXPERTS

     The consolidated financial statements of the Company at February 3, 1996 and for the fifty-three weeks then ended incorporated in this Prospectus by reference to the Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, and are so incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements of the Company at January 28, 1995 and for the year then ended, the seventeen weeks ended January 29, 1994 and the thirty-five weeks ended October 2, 1993, incorporated in this Prospectus by reference to the Form 10-K have been audited by Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), independent auditors and are so incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.

     As previously reported by the Company in the Current Report on Form 8-K dated November 8, 1995, Deloitte & Touche LLP have replaced Coopers & Lybrand as the Company's auditors. The Company has agreed to hold Coopers & Lybrand harmless against legal costs and expenses incurred in a successful defense of a legal action or proceeding related to the inclusion of its report in the Registration Statement, whereby Coopers & Lybrand is not found culpable nor pays any part of the plaintiff's damages, legal costs and expenses as a result of a judgment or a settlement of a claim against it. The Company has deposited a total of $500,000 in escrow to fund payments under this indemnification arrangement. In addition, the Company and the affiliates of Dickstein Partners who own shares of the Company's common stock have released Coopers & Lybrand from any and all claims, demands and liabilities whatsoever on account of professional services that Coopers & Lybrand performed, as independent auditors, for either of or both of Hills Stores Company and Hills Department Store Company through November 8, 1995. The Company has further agreed to reimburse Coopers & Lybrand for its professional time and expenses, including reasonable attorney's fees, incurred in responding to subpoena or other legal process to produce its documents relating to the Company in a legal action or proceeding in which Coopers & Lybrand is not a party.

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                                  -----------------

                                  TABLE OF CONTENTS

                                  -----------------

                                                                            Page
                                                                            ----

Available Information .....................................................    2
Information Incorporated by Reference .....................................    2
Prospectus Summary ........................................................    3
Risk Factors ..............................................................   10
The Company ...............................................................   15
Use of Proceeds ...........................................................   15
Capitalization ............................................................   16
Selected Consolidated Financial and Operating Data ........................   17
The Exchange Offer ........................................................   19
Description of Other Indebtedness .........................................   27
Description of Series B Notes .............................................   31
Certain Federal Income Tax Considerations .................................   51
Plan of Distribution ......................................................   52
Legal Matters .............................................................   52
Experts ...................................................................   52



================================================================================

================================================================================

                              HILLS STORES COMPANY




                                OFFER TO EXCHANGE
                     12 1/2% SENIOR NOTES DUE 2003, SERIES B
                                       FOR
                          12 1/2% SENIOR NOTES DUE 2003




                                   ----------

                                   PROSPECTUS

                                   ----------






                                             , 1996


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Seventh of the Amended and Restated Certificate of Incorporation of Hills Stores Company (the "Company") provides that the Company shall indemnify each person, who, at any time, is, or shall have been, a director or officer of the Company and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

     Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of the directors to the corporation or its stockholders provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the Delaware Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

     The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors and officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Certificate of Incorporation or By-Laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. Certain of the exhibits listed hereunder have previously been filed with the Commission as exhibits to certain registration statements and periodic reports set forth in the footnotes following this exhibit list and are hereby incorporated by reference pursuant to Rule 411 promulgated under the Securities Act and Rule 24 of the Commission's Rules of Practice. The location of such document, so incorporated by reference, is indicated by footnote (the number in parentheses).


EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

  1.1(1) Amended and Restated Certificate of Incorporation of Hills Stores Company.

  1.2(2)        Amended and Restated By-Laws of Hills Stores Company.



  1.3           Certificate of Incorporation of Hills Department Store Company.

  1.4           By-Laws of Hills Department Store Company.

EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

  1.5           Articles of Organization of Canton Advertising, Inc.

  1.6           By Laws of Canton Advertising, Inc.

  1.7           Articles of Organization of Corporate Vision, Inc.

  1.8           By Laws of Corporate Vision, Inc.

  1.9           Articles of Incorporation of C.R.H. International, Inc.

  1.10          By-Laws of C.R.H. International, Inc.

  1.11          Articles of Incorporation of HDS Transport, Inc.

  1.12          Code of Regulations of HDS Transport, Inc.

  1.13          Certificate of Incorporation of Hills Distributing Company.

  1.14          By-Laws of Hills Distributing Company.

  4.1(3) Indenture dated as of April 19, 1996 among Hills Stores Company, as issuer, Hills Department Store Company, C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., HDS Transport, Inc. and Hills Distributing Company, as guarantors, and Fleet National Bank, as trustee, relating to the 12 1/2% Senior Notes due 2003 of the Hills Stores Company (including form of note).

  4.2(3) Registration Rights Agreement, dated as of April 19, 1996, by and among Hills Stores Company, Hills Department Store Company, C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., HDS Transport, Inc., Hills Distributing Company and Lehman Brothers Inc.

  4.3(3) Purchase Agreement, dated April 17, 1996 by and among Hills Stores Company, Hills Department Store Company, HDS Transport, Inc., C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., Hills Distributing Company and Lehman Brothers Inc.


  5.1           Opinion of Foley, Hoag & Eliot LLP.

  8.1           Opinion of Foley, Hoag & Eliot LLP as to certain tax matters.

 12.1           Statement re computation of ratio of earnings to fixed charges.


 23.1           Consent of Deloitte & Touche LLP

 23.2           Consent of Coopers & Lybrand L.L.P.


 23.3           Consent of Foley, Hoag & Eliot LLP (included in opinion filed as
                Exhibit 5.1).

 24.1* Powers of Attorney of directors and officers of Hills Stores Company (included on signature page at page II-5).

 24.2* Powers of Attorney of directors and officers of Hills Department Store Company (included on signature page at page II-7).

 24.3* Powers of Attorney of directors and officers of Canton Advertising, Inc. (included on signature page at page II-9).

EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

 24.4* Powers of Attorney of directors and officers of Corporate Vision, Inc. (included on signature page at page II-10).

 24.5*          Powers of Attorney of directors and officers of C.R.H.
                International, Inc. (included on signature page at page II- 11).

 24.6* Powers of Attorney of directors and officers of HDS Transport, Inc. (included on signature page at page II-12).

 24.7* Powers of Attorney of directors and officers of Hills Distributing Company (included on signature page at page II-
                13).

 25             Statement of Eligibility of Fleet National Bank, as trustee.


 99.1(4) Indenture dated October 4, 1993 among Hills Stores Company, as issuer, Hills Department Store Company, as guarantor, and Fleet National Bank, as trustee, governing 10.25% Senior Notes due 2003 of Hills Stores Company (including form of note).

 99.2(5) First Supplemental Indenture dated as of January 1, 1995 to Indenture included as Exhibit 99.1.

 99.3(5) Second Supplemental Indenture dated as of August 1, 1995 to Indenture included as Exhibit 99.1.

 99.4(6) Third Supplemental Indenture dated as of January 15, 1996 to Indenture included as Exhibit 99.1.


 99.5           Form of Letter of Transmittal.
- ---------

  *  Filed previously.


(1) Incorporated by reference from the Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 1995.

(2) Incorporated by reference from the Current Report on Form 8-K of the Company dated January 18, 1996.


(3) Incorporated by reference from the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended May 4, 1996.


(4) Incorporated by reference from the Registration Statement on Form 8-A of the Company filed on October 5, 1993.


(5) Incorporated by reference from the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 29, 1995.


(6) Incorporated by reference from the Current Report on Form 8-K of the Company January 15, 1996.

     (b)  Financial Statement Schedules.


        All required financial statement schedules are incorporated by reference from the Annual Report on Form 10-K of the Company for the fiscal year ended February 3, 1996.



ITEM 22. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than 20 percent charge in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hills Stores Company, one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.



                                    HILLS STORES COMPANY


                                     By:   /s/ Gregory K. Raven
                                        _____________________________________
                                                   Gregory K. Raven
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven,
C. Scott Litten and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable Hills Stores Company, one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            SIGNATURE                         TITLE                     DATE
            ---------                         -----                     ----


        CHAIM Y. EDELSTEIN*
_________________________________  Chairman of the Board           June 13, 1996
        CHAIM Y. EDELSTEIN


         GREGORY K. RAVEN
_________________________________  Director, President and Chief   June 13, 1996
         GREGORY K. RAVEN           Executive Officer
                                    (Principal Executive Officer)

         C. SCOTT LITTEN*
_________________________________  Chief Financial Officer         June 13, 1996
         C. SCOTT LITTEN            (Principal Financial Officer)


          KIM D. AHLHOLM*
_________________________________  Vice President-Controller       June 13, 1996
          KIM D. AHLHOLM            (Principal Accounting Officer)


        MARK B. DICKSTEIN*
_________________________________  Director                        June 13, 1996
        MARK B. DICKSTEIN


       STANTON J. BLUESTONE*
_________________________________  Director                        June 13, 1996
       STANTON J. BLUESTONE

          SAMUEL L. KATZ*
_________________________________  Director                        June 13, 1996
          SAMUEL L. KATZ


        JOHN W. BURDEN III*
_________________________________  Director                        June 13, 1996
        JOHN W. BURDEN III


          ALAN S. COOPER*
_________________________________  Director                        June 13, 1996
          ALAN S. COOPER


*By:       GREGORY K. RAVEN
     ----------------------------
           ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hills Department Store Company, one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.


                                    HILLS DEPARTMENT STORE COMPANY


                                          /s/ Gregory K. Raven
                                    By:________________________________________
                                                  Gregory K. Raven
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven,
C. Scott Litten and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable Hills Department Store Company, one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            SIGNATURE                         TITLE                     DATE
            ---------                         -----                     ----

        CHAIM Y. EDELSTEIN*
_________________________________  Chairman of the Board           June 13, 1996
        CHAIM Y. EDELSTEIN


         GREGORY K. RAVEN
_________________________________  Director, President and Chief   June 13, 1996
         GREGORY K. RAVEN            Executive Officer
                                     (Principal Executive Officer)

         C. SCOTT LITTEN*
_________________________________  Chief Financial Officer         June 13, 1996
         C. SCOTT LITTEN             (Principal Financial Officer)


          KIM D. AHLHOLM*
_________________________________  Vice President-Controller       June 13, 1996
          KIM D. AHLHOLM             (Principal Accounting Officer)


        MARK B. DICKSTEIN*
_________________________________  Director                        June 13, 1996
        MARK B. DICKSTEIN

       STANTON J. BLUESTONE*
_________________________________  Director                       June 13, 1996
       STANTON J. BLUESTONE


          SAMUEL L. KATZ*
_________________________________  Director                       June 13, 1996
          SAMUEL L. KATZ


        JOHN W. BURDEN III*
_________________________________  Director                       June 13, 1996
        JOHN W. BURDEN III


          ALAN S. COOPER*
_________________________________  Director                       June 13, 1996
          ALAN S. COOPER


* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Canton Advertising, Inc., one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.


                                    CANTON ADVERTISING, INC.

                                         /s/  Gregory K. Raven
                                    By:________________________________________
                                                  Gregory K. Raven
                                                      President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable Canton Advertising, Inc., one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


      GREGORY K. RAVEN
______________________________  Director and President             June 13, 1996
      GREGORY K. RAVEN            (Principal Executive Officer and
                                  Principal Financial Officer)


     WILLIAM K. FRIEND
______________________________  Director and                       June 13, 1996
     WILLIAM K. FRIEND            Vice President-Secretary/Clerk


       KIM D. AHLHOLM*
______________________________  Vice President-Controller          June 13, 1996
       KIM D. AHLHOLM             (Principal Accounting Officer)


* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Corporate Vision, Inc., one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.


                                    CORPORATE VISION, INC.


                                    By:      /s/  GREGORY K. RAVEN
                                       ________________________________________
                                                  Gregory K. Raven
                                                      President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable Corporate Vision, Inc., one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----



  /s/ GREGORY L. RAVEN          Director and President            June 13, 1996
______________________________   (Principal Executive Officer and
      GREGORY K. RAVEN           Principal Financial Officer)



  /s/ WILLIAM K. FRIEND         Director and                      June 13, 1996
______________________________   Vice President-Secretary/Clerk
      WILLIAM K. FRIEND


    /s/ KIM D. AHLHOLM*         Vice President-Controller         June 13, 1996
______________________________    (Principal Accounting Officer)
        KIM D. AHLHOLM


* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, C.R.H. International, Inc., one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.



                                    C.R.H. INTERNATIONAL, INC.



                                    By:   /s/  Gregory K. Raven
                                       ________________________________________
                                                  Gregory K. Raven
                                                      President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable C.R.H. International, Inc., one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


 /s/  Gregory K. Raven
______________________________  Director and President            June 13, 1996
      GREGORY K. RAVEN           (Principal Executive Officer and
                                 Principal Financial Officer)


/s/  William K. Friend
______________________________  Director and                      June 13, 1996
     WILLIAM K. FRIEND           Vice President-Secretary/Clerk


  /s/  Kim D. Ahlholm*
______________________________  Vice President-Controller         June 13, 1996
       KIM D. AHLHOLM             (Principal Accounting Officer)


* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, HDS Transport, Inc., one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.


                                    HDS TRANSPORT, INC.



                                    By:  /s/  Gregory K. Raven
                                       ________________________________________
                                                  Gregory K. Raven
                                                      President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable HDS Transport, Inc., one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----


 /s/  Gregory K. Raven
______________________________  Director and President            June 13, 1996
      GREGORY K. RAVEN           (Principal Executive Officer and
                                 Principal Financial Officer)


/s/  William K. Friend
______________________________  Director and                      June 13, 1996
     WILLIAM K. FRIEND           Vice President-Secretary/Clerk


  /s/  Kim D. Ahlholm*
______________________________  Vice President-Controller         June 13, 1996
       KIM D. AHLHOLM            (Principal Accounting Officer)


* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hills Distributing Company, one of the Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on June 13, 1996.


                                    HILLS DISTRIBUTING COMPANY



                                    By:  /s/  GREGORY K. RAVEN
                                       ________________________________________
                                                  Gregory K. Raven
                                                      President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gregory K. Raven and William K. Friend and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable Hills Distributing Company, one of the registrants, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, with amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                      TITLE                           DATE
         ---------                      -----                           ----

/s/  GREGORY K. RAVEN           Director and President              June 13, 1996
- ---------------------------       (Principal Executive Officer and
     GREGORY K. RAVEN             Principal Financial Officer)



/s/  WILLIAM K. FRIEND          Director and                        June 13, 1996
- ---------------------------       Vice President-Secretary/Clerk
     WILLIAM K. FRIEND


/s/  KIM D. AHLHOLM*            Vice President-Controller           June 13, 1996
- ---------------------------       (Principal Accounting Officer)
     KIM D. AHLHOLM

* By     GREGORY K. RAVEN
     ____________________________
         Attorney-in-fact


                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

  1.1(1) Amended and Restated Certificate of Incorporation of Hills Stores Company.

  1.2(2)        Amended and Restated By-Laws of Hills Stores Company.


  1.3           Certificate of Incorporation of Hills Department Store Company.

  1.4           By-Laws of Hills Department Store Company.

  1.5           Articles of Organization of Canton Advertising, Inc.

  1.6           By Laws of Canton Advertising, Inc.

  1.7           Articles of Organization of Corporate Vision, Inc.

  1.8           By Laws of Corporate Vision, Inc.

  1.9           Articles of Incorporation of C.R.H. International, Inc.

  1.10          By-Laws of C.R.H. International, Inc.

  1.11          Articles of Incorporation of HDS Transport, Inc.

  1.12          Code of Regulations of HDS Transport, Inc.

  1.13          Certificate of Incorporation of Hills Distributing Company.

  1.14          By-Laws of Hills Distributing Company.

  4.1(3) Indenture dated as of April 19, 1996 among Hills Stores Company, as issuer, Hills Department Store Company, C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., HDS Transport, Inc. and Hills Distributing Company, as guarantors, and Fleet National Bank, as trustee, relating to the 12 1/2% Senior Notes due 2003 of the Hills Stores Company (including form of note).

  4.2(3) Registration Rights Agreement, dated as of April 19, 1996, by and among Hills Stores Company, Hills Department Store Company, C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., HDS Transport, Inc., Hills Distributing Company and Lehman Brothers Inc.

  4.3(3) Purchase Agreement, dated April 17, 1996 by and among Hills Stores Company, Hills Department Store Company, HDS Transport, Inc., C.R.H. International, Inc., Canton Advertising, Inc., Corporate Vision, Inc., Hills Distributing Company and Lehman Brothers Inc.

  5.1           Opinion of Foley, Hoag & Eliot LLP.

  8.1           Opinion of Foley, Hoag & Eliot LLP as to certain tax matters.

12.1           Statement re computation of ratio of earnings to fixed charges.


 23.1           Consent of Deloitte & Touche LLP.

 23.2           Consent of Coopers & Lybrand L.L.P.


 23.3           Consent of Foley, Hoag & Eliot LLP (included in opinion filed as
                Exhibit 5.1).

 24.1* Powers of Attorney of directors and officers of Hills Stores Company (included on signature page at page II-5).

 24.2* Powers of Attorney of directors and officers of Hills Department Store Company (included on signature page at page II-7).

 24.3* Powers of Attorney of directors and officers of Canton Advertising, Inc. (included on signature page at page II-9).

EXHIBIT NO.                       DESCRIPTION
- -----------                       -----------

 24.4* Powers of Attorney of directors and officers of Corporate Vision, Inc. (included on signature page at page II-10).

 24.5*          Powers of Attorney of directors and officers of C.R.H.
                International, Inc. (included on signature page at page II- 11).

 24.6* Powers of Attorney of directors and officers of HDS Transport, Inc. (included on signature page at page II-12).

 24.7* Powers of Attorney of directors and officers of Hills Distributing Company (included on signature page at page II-
                13).

 25             Statement of Eligibility of Fleet National Bank, as trustee.


 99.1(4) Indenture dated October 4, 1993 among Hills Stores Company, as issuer, Hills Department Store Company, as guarantor, and Fleet National Bank, as trustee, governing 10.25% Senior Notes due 2003 of Hills Stores Company (including form of note).

 99.2(5) First Supplemental Indenture dated as of January 1, 1995 to Indenture included as Exhibit 99.1.

 99.3(5) Second Supplemental Indenture dated as of August 1, 1995 to Indenture included as Exhibit 99.1.

 99.4(6) Third Supplemental Indenture dated as of January 15, 1996 to Indenture included as Exhibit 99.1.


 99.5           Form of Transmittal Letter.
- ---------

  *  Filed previously.


(1) Incorporated by reference from the Annual Report on Form 10-K of the Company for the fiscal year ended January 28, 1995.

(2) Incorporated by reference from the Current Report on Form 8-K of the Company dated January 18, 1996.


(3) Incorporated by reference from the Quarterly Report on Form 10-Q of th> Company for the fiscal quarter ended May 4, 1996.


(4) Incorporated by reference from the Registration Statement on Form 8-A of the Company filed on October 5, 1993.


(5) Incorporated by reference from the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 29, 1995.


(6) Incorporated by reference from the Current Report on Form 8-K of the Company January 15, 1996